NS Group, Inc. Form 10-Q March 31, 2002                             Exhibit 4.1



                        FINANCING AND SECURITY AGREEMENT
                        --------------------------------



                       THE CIT GROUP/BUSINESS CREDIT, INC.
                              (AS AGENT AND LENDER)

                                       AND

                            NEWPORT STEEL CORPORATION

                                       AND

                            KOPPEL STEEL CORPORATION
                                 (AS BORROWERS)

                              DATED: MARCH 29, 2002

                                TABLE OF CONTENTS

SECTION 1.           Definitions............................................................................1
SECTION 2.           Conditions Precedent..................................................................15
        2.1          Conditions to Closing.................................................................15
        2.2          Conditions to Initial Funding.........................................................18
        2.3          Conditions to Each Extension of Credit................................................18
SECTION 3.           Revolving Loans.......................................................................19
        3.1          Procedures for Revolving Loans........................................................19
        3.2          Further Assurances Regarding Collateral...............................................20
        3.3          Representations and Warranties of the Companies Regarding Accounts and Inventory......20
        3.4          Cash Management.......................................................................21
        3.5          Agreements Regarding Accounts and Inventory...........................................22
        3.6          Revolving Loan Account; Related Matters...............................................22
        3.7          Revolving Loan Account Statements.....................................................26
        3.8          Overadvance of Revolving Loans........................................................26
SECTION 4.           Intentionally Omitted.................................................................26
SECTION 5.           Letters of Credit.....................................................................26
        5.1          Amount and Terms of Letters of Credit.................................................26
        5.2          Letter of Credit Guaranties...........................................................27
        5.3          Indemnification.......................................................................27
        5.4          Agent and Lenders Not Responsible.....................................................27
        5.5          Actions of Agent, Lenders and Issuing Banks Binding...................................27
        5.6          Compliance With Laws..................................................................28
        5.7          Agent's Rights Following Payments Under Letter of Credit Guaranties...................28
SECTION 6.           Collateral............................................................................29
        6.1          Grant of Security Interest............................................................29
        6.2          Attachment of Security Interests......................................................29
        6.3          Presentation of Collateral; Proceeds of Collateral; License of Inventory..............29
        6.4          Permitted Acquisition.................................................................30
        6.5          Continuance of Agent's Rights and Security Interests..................................31
        6.6          Agent's Rights Not Limited............................................................31
        6.7          Security for Obligations..............................................................31
        6.8          General Intangibles...................................................................31
SECTION 7.           Representations, Warranties and Covenants.............................................32
        7.1          Representations and Warranties of the Companies.......................................32
        7.2          Inspection of Books and Records and Collateral........................................33
        7.3          Additional Documentation..............................................................33


        7.4          Compliance with Laws; UCC Authorization...............................................34
        7.5          Insurance.............................................................................34
        7.6          Taxes.................................................................................35
        7.7          Compliance with Laws..................................................................35
        7.8          Financial Statements..................................................................36
        7.9          Negative Covenants....................................................................37
        7.10         Additional Negative Covenants.........................................................38
        7.11         Environmental Expenditures and Liabilities............................................38
        7.12         Indemnification.......................................................................39
        7.13         Transactions with Affiliates..........................................................39
        7.14         Syndication by Agent..................................................................40
        7.15         Rights to General Intangibles.........................................................40
        7.16         Notice of Defaults and Events of Default..............................................40
        7.17         Rights of First Refusal of Agent and Lenders..........................................40
        7.18         Subsidiaries..........................................................................41
        7.19         Trident and Beckman...................................................................41
SECTION 8.           Interest, Fees and Expenses...........................................................42
        8.1          Interest..............................................................................42
        8.2          Intentionally Omitted.................................................................42
        8.3          Letter of Credit Guaranty Fee.........................................................42
        8.4          Fees and Expenses of Issuing Banks....................................................42
        8.5          Out-of-Pocket Expenses and Documentation Fee..........................................42
        8.6          Line of Credit Fee....................................................................42
        8.7          Loan Facility Fee.....................................................................43
        8.8          Administrative Management Fee.........................................................43
        8.9          Additional Fees and Expenses..........................................................43
        8.10         Agent's Right to Change the Revolving Loan Account....................................43
        8.11         Reduction of Return...................................................................43
        8.12         Taxes.................................................................................44
        8.13         LIBOR Loans...........................................................................45
        8.14         Interest on LIBOR Loans...............................................................46
        8.15         Calculation of Interest on LIBOR Loans................................................46
        8.16         Inability to Ascertain LIBOR..........................................................47
        8.17         Payment of LIBOR Loans................................................................47
        8.18         Illegality............................................................................47
        8.19         Indemnification.......................................................................47
        8.20         Regulatory Changes....................................................................48
        8.21         Definition of Lender..................................................................49
SECTION 9.           Powers of Agent.......................................................................49
SECTION 10.          Events of Default and Remedies........................................................49
        10.1         Events of Default.....................................................................49
        10.2         Remedies upon a Default or an Event of Default........................................52
        10.3         Additional Remedies upon an Event of Default..........................................52


SECTION 11.          Termination...........................................................................53
SECTION 12.          Miscellaneous.........................................................................54
        12.1         Waivers; Remedies Cumulative..........................................................54
        12.2         Entire Agreement......................................................................54
        12.3         Maximum Interest and Fees.............................................................54
        12.4         Provisions Severable..................................................................55
        12.5         Trial by Jury; Service of Process.....................................................55
        12.6         Notices...............................................................................55
        12.7         Governing Law.........................................................................56
SECTION 13.          Agreements Relating to Lenders........................................................56
        13.1         Disbursements of Loans and Advances...................................................56
        13.2         Remittances on Settlement Dates.......................................................57
        13.3         Account Statements....................................................................57
        13.4         Interest and Fees.....................................................................57
        13.5         Participations........................................................................57
        13.6         Obligations Several...................................................................57
        13.7         Litigation............................................................................57
        13.8         Right of Set-Off......................................................................58
        13.9         Assignments...........................................................................58
SECTION 14.          Agency................................................................................59
        14.1         Appointment of Agent..................................................................59
        14.2         Delegation of Duties..................................................................59
        14.3         Liability of Agent....................................................................59
        14.4         Reliance by Agent.....................................................................59
        14.5         Notice of Defaults and Events of Default..............................................60
        14.6         Credit Decisions......................................................................60
        14.7         Indemnification by Lenders............................................................60
        14.8         Agent as a Lender.....................................................................61
        14.9         Successor Agent.......................................................................61
        14.10        Consent of Lenders Required...........................................................61
        14.11        Deemed Consent by Lenders.............................................................62
        14.12        Intentionally Omitted.................................................................62
        14.13        Payment Set Aside.....................................................................63
        14.14        Confidentiality.......................................................................63
        14.15        Captions and Headings.................................................................63

EXHIBITS
     Exhibit A         -        Form of Assignment and Transfer Agreement
     Exhibit B         -        Form of Intercreditor Agreement
     Exhibit C         -        Form of Revolving Loan Promissory Note

SCHEDULES
     Schedule 1        -        Permitted Liens

     Schedule 2.1      -        Bailee Locations
     Schedule 7.1      -        Collateral and Company Information

         THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with offices located at 10 South LaSalle Street, 22nd Floor, Chicago, Illinois 60603 (hereinafter "CIT"), and CIT as agent for the lenders (the "Agent"), and any other party which now or hereafter becomes a lender hereunder pursuant to
Section 13 hereof (individually a "Lender" and collectively the "Lenders") are pleased to confirm the terms and conditions under which the Agent shall make revolving loans and other financial accommodations to NEWPORT STEEL CORPORATION, a Kentucky corporation with a principal place of business at 521 West Ninth Street, Newport, Kentucky 41071 (herein "Newport"), and KOPPEL STEEL CORPORATION, a Pennsylvania corporation with a principal place of business at Sixth and Mount, Koppel, Pennsylvania 16136 (herein "Koppel", and individually a "Company" and collectively, Newport and Koppel, the "Companies").

SECTION 1. DEFINITIONS.

         The following terms shall have the respective meanings provided for in the UCC (as defined below): "Account Debtor", "Chattel Paper", "Deposit Account", "Documents", "Electronic Chattel Paper", "Goods", "Instruments", "Investment Property", "Letter of Credit", "Letter-of-Credit Rights", "Payment Intangibles", "Proceeds", "Record", "Software", "Supporting Obligations" and "Tangible Chattel Paper". The following terms, as used herein, have the meanings set forth below:

         ACCOUNT(S) shall mean all of the following now existing and future assets of each of the Companies which arise from or in connection with the sale or lease of Goods or Inventory or the rendition of any service, whether in the ordinary course of business or otherwise (including sales of Inventory to affiliates or sales of Inventory in bulk): (a) accounts (as defined in the UCC) (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts and all other receivables arising under any of the Companies' trade names or styles, or through any of the Companies' divisions or between a Company and any affiliate thereof; (b) any and all Instruments (including those evidencing indebtedness among the Companies and/or their respective subsidiaries and affiliates thereof but excluding the Intercompany Notes (as defined in Senior Note Indenture), Documents, Chattel Paper (including Electronic Chattel Paper), contract rights; (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, Supporting Obligations, Payment Intangibles and Letter of Credit Rights; (g) insurance policies or rights relating to any of the foregoing; (h) General Intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and Software thereto; (i) notes, deposits or property of Account Debtors securing the obligations of any such Account Debtors to the Companies or any one of them; and (j) cash and non-cash Proceeds of any and all of the foregoing.

         ADMINISTRATIVE MANAGEMENT FEE shall mean an amount equal to $50,000 per annum, payable to the Agent for its own account, exclusively in accordance with
Section 8.8 of this Financing Agreement, to cover the costs of the Agent (excluding Out-of-Pocket Expenses and auditor fees) in connection with the routine administration, record keeping, analysis and evaluation of the Collateral.

         ANNIVERSARY DATE shall mean the date occurring twelve (12) months from the Closing Date and the same date in every year thereafter.

         ASSIGNMENT AND TRANSFER AGREEMENT shall mean the Assignment and Transfer Agreement in the form of Exhibit A hereto.

         AVAILABILITY shall mean the amount by which (a) the lesser of (i) the Revolving Line of Credit or (ii) the Borrowing Base of the Companies, exceeds
(b) the sum, without duplication, of (i) the outstanding aggregate amount of all Obligations (including, without limitation, all Letter of Credit Guaranties), PLUS (ii) the un-drawn face amount of all Letters of Credit outstanding for the benefit of the Companies PLUS (iii) the amount of the Availability Reserve.

         AVAILABILITY RESERVE shall mean, as to any Company, the sum of: (a) (i) three (3) months rental payments or similar charges, PLUS (ii) three (3) months estimated payments PLUS any other fees or charges owing by such Company to any applicable landlord, warehousemen or third party processor (as determined by the Agent in its reasonable business judgment), for any of such Company's leased premises or other Collateral locations for which such Company has not delivered to the Agent a waiver in form and substance reasonably satisfactory to the Agent which provides, among other things, that the liens or security interests of such landlord, warehouseman, bailee or third party processor, howsoever arising, are subordinated to the liens and security interests of Agent hereunder, PROVIDED, however, that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to the Agent of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges; and (b) any reserve which the Agent may reasonably require from time to time pursuant to this Financing Agreement, including without limitation, for Letters of Credit pursuant to Paragraph 5.1 of Section 5 hereof and Letter of Credit Guaranties pursuant to Paragraph 5.2 of Section 5 hereof; and c) such other reserves with respect to the Collateral (or Inventory no longer constituting Collateral by reason of title thereto being transferred by a Company to an affiliate thereof that is not a Company, notwithstanding any repayments made with respect to such transfer) that the Agent deems necessary in its commercially reasonable judgment, including, without limitation, reserves for anticipated declines in the market value of Inventory and projected Out-of-Pocket Expenses and other costs associated with the preservation, protection, processing, completion, assembly and sale of the Collateral and the enforcement of the Agent's and the Lenders' other rights with respect the Collateral.

         BORROWING BASE shall mean, the sum of (a) eighty five percent (85.0%) of the Companies' aggregate outstanding Eligible Accounts Receivable, PLUS (b) the lesser of (i) sixty percent (60%) of the aggregate value of the Companies' Eligible Inventory consisting of raw materials which include purchased steel scrap, coils, blooms, rolled bars, billets, and rounds together with the Companies' finished goods consisting of all prime pipe and tube products, in each case valued at the lower of cost or market, on a first in, first out basis, or (ii) the Inventory Loan Cap, LESS (c) a reserve against Availability equal to $20,000,000 and, without duplication, any Availability Reserves.

         BUSINESS DAY shall mean any day on which the Agent and JPMorgan Chase Bank are open for business.

         CAPITAL EXPENDITURES shall mean, for any period, the aggregate expenditures of the Companies, or any of them, during such period on account of, property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected in the Consolidating Balance Sheet of the Companies.

         CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the Consolidating Balance Sheet of the Companies.

         CASH MANAGEMENT SYSTEM shall mean a cash receipts and disbursement system reasonably acceptable to and for the benefit of Agent, including, without limitation, Depository Accounts, lockboxes, blocked accounts, account control agreements, bank agency agreements and other mechanisms or agreements reasonably required by Agent for purposes of controlling, monitoring, collecting and realizing upon Proceeds of Accounts and Proceeds of other Collateral and to perfect Agent's security interests in and liens thereupon, all as more specifically contemplated under subsection 3.4 hereof.

         CHASE BANK RATE shall mean the rate of interest per annum announced by JP Morgan Chase & Co. from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers).

         CHASE BANK RATE LOANS shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

         CLOSING DATE shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to the Agent and that the conditions precedent to closing set forth in Section 2.1 hereof have been fully satisfied or waived by Agent, in writing.

         COLLATERAL shall mean all present and future Accounts, Inventory, Documents of Title relating to any Inventory, Depository Accounts, General Intangibles related to any of the foregoing, Proceeds with respect to any of the foregoing (including, without limitation, any Investment Property purchased or acquired with Proceeds of Collateral) and Other Collateral of each of the Companies. Notwithstanding the foregoing or any provision of the definitions of "Accounts", "Inventory" or "General Intangibles", Collateral shall not include Equipment, Real Estate or any general intangibles (as defined in the UCC) not included in the definition of "General Intangibles" hereunder, or the Proceeds of any of the foregoing.

         COLLECTION DAY(S) shall mean one (1) Business Day to provide for the deposit, clearance and collection of checks or other instruments representing the Proceeds of Collateral, the amount of which has been credited to the Companies' Revolving Loan Account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in Paragraph 8.1 of
Section 8 of this Financing Agreement.

         COMMITMENT shall mean each Lender's commitment in accordance with this Financing Agreement to make Revolving Loans (the "Revolving Credit Commitment"), in the amount of their respective pro rata share set forth in the schedules prepared by the Agent or the Assignment and Transfer Agreement executed by each such Lender.

         COMMITMENT FEE shall mean an amount equal to $50,000.

         CONSOLIDATED BALANCE SHEET shall mean a consolidated or compiled, as applicable, balance sheet for the Parent, the Companies and the consolidated subsidiaries of each such Person, eliminating all inter-company transactions and prepared in accordance with GAAP.

         CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus individual balance sheets for the Parent, the Companies and the subsidiaries of each, showing all eliminations of inter-company transactions, including a balance sheet for each of the Companies exclusively, all prepared in accordance with GAAP.

         CONTROL means the manner in which "control" is achieved under the UCC with respect to a particular item of Collateral consisting of a Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights.

         COPYRIGHTS shall mean all of each of the Companies' present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash Proceeds thereof.

         CREDIT EXPOSURE shall mean the sum, at any given time, of the average daily outstanding Revolving Loan balance PLUS the face amount of all outstanding un-drawn Letters of Credit PLUS, without duplication, the amount of any outstanding Letter of Credit Guaranties.

         DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

         DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to two percent (2%) greater than the interest rate accruing on the Obligations pursuant to Section 8.1 and 8.14 hereof, which the Agent and the Lenders shall be entitled to charge the Companies in the manner set forth in Section 10.2 of this Financing Agreement.

         DEPOSITORY ACCOUNTS shall mean the collection accounts, which are subject to the Agent's instructions, as specified in Paragraph 3.4 of Section 3 of this Financing Agreement.

         DOCUMENTATION FEE shall mean the Agent's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

         DOCUMENTS OF TITLE shall mean all of each of the Companies' present and future Documents, and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash Proceeds of the foregoing.

         EARLY TERMINATION DATE shall mean the date on which the Companies or any one of them terminates this Financing Agreement or the Revolving Line of Credit which date is prior to the Maturity Date. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by the Companies for purposes hereof.

         EARLY TERMINATION FEE shall: (a) mean the fee the Agent on behalf of the Lenders is entitled to charge the Companies in the event the Companies or any one of them terminates the Revolving Line of Credit or this Financing Agreement on or on a date prior to the third Anniversary Date; and (b) be determined by multiplying the Revolving Line of Credit by (x) one percent (1.0%) if the Early Termination Date occurs on or before the first Anniversary Date,
(y) one half percent (0.5%) if the Early Termination Date occurs after the First Anniversary Date but on or before the second Anniversary Date; and (z) one quarter percent (0.25%) if the Early Termination Date occurs after the second Anniversary Date but on or prior to the third Anniversary Date.

         ELIGIBLE ACCOUNTS RECEIVABLE shall mean, as to any Company, the gross amount of such Company's Accounts arising in the ordinary course of such Company's business that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent, on behalf of the Lenders, which conform to the warranties contained in subsection 3.3 hereof and which, at all times, continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Accounts that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Agent's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers residing in Canada (provided that Agent has, at all relevant times, a first priority perfected security interest in such Accounts, as aforesaid); (iii) Accounts that remain unpaid more than ninety (90) days from invoice date; (iv) contra accounts; (v) sales to Parent, any other Company, any subsidiary, or to any company affiliated with the Companies or Parent in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to the Agent in its reasonable discretion or has a credit rating unacceptable to the Agent; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (ix) pre-billed receivables and receivables arising from progress billing; (x) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xi) sales not payable in United States currency; and (xii) any other reasons deemed necessary by the Agent in its reasonable judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of the Agent and/or the Lenders.

         ELIGIBLE INVENTORY shall mean, as to any Company, the gross amount of such Company's Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders (including, notwithstanding the foregoing, any so-called "bill and hold" inventory stored on such Company's premises), and which conforms to the warranties contained in subsection 3.3 hereof and which, at all times, continues to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, any (a) work-in-process, (b) supplies (other than raw materials), (c) Inventory not present in the United States of America or Canada, (d) Inventory returned or rejected by any of the Company's customers (other than goods that are undamaged and re-salable in the normal course of business) and goods to be returned to a Company's suppliers, (e) Inventory in transit to third parties (other than a Company's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Agent) and the Agent shall have a first priority perfected security interest in such Inventory, and (f) less, without duplication, any reserves required by the Agent in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

         EQUIPMENT shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all Proceeds thereof of whatever sort.

         ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

         ERLANGER shall mean Erlanger Tubular Corporation, an Oklahoma corporation and a wholly owned subsidiary of Parent.

         EUROCURRENCY RESERVE REQUIREMENTS for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to the Agent and/or any present or future Lender on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by the Agent and/or any such Lenders (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

         EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

         FINANCING AGREEMENT refers to this Financing and Security Agreement dated as of March 29, 2002 by and among the Companies, the Agent and the Lenders.

         FISCAL QUARTER shall mean, with respect to the Companies, each three
(3) month period ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

         FISCAL YEAR shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

         GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Companies modify their accounting principles and procedures as applied as of the Closing Date, the Companies shall provide to the Agent and the Lenders such statements of reconciliation as shall be in form and substance acceptable to the Agent.

         GENERAL INTANGIBLES shall mean and include, as to each Company, that portion of such Company's general intangibles (as defined in the UCC) and all present and future right, title and interest therein and thereto whether now owned or hereafter acquired, and consisting of (a) choses in action and causes of action relating to or arising in connection with any Collateral, (b) all customer lists, distribution agreements, supply agreements, tax refunds, and tax refund claims, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, (c) Software to the extent relating to or used in connection with any Collateral,
(d) claims under any guarantees relating in any manner to the Collateral, (e) Chattel Paper or security interests or other security held by or granted to a Company to secure payment of any of the Accounts, (f) rights of indemnification (as the same may relate to any Collateral), (g) licenses, permits and franchises, to the extent (i) used or useful in finishing, processing, selling or otherwise realizing upon any Collateral and (ii) not in contravention of those certain Negative Pledge Agreements each dated as of July 28, 1995 by and between the Trustee and each of the Companies, as applicable, and (h) all cash and non-cash Proceeds thereof.

         GUARANTIES shall mean any guaranty documents executed and delivered by the Guarantors guaranteeing the Obligations.

         GUARANTORS shall mean, (A) as of the date hereof, (i) Parent, (ii) Erlanger, and (iii) NK Management, and (B) at all times hereafter, the Persons listed in clause A of this definition and any other subsidiary of a Company or of any Guarantor that becomes a "Guarantor" pursuant to the provisions of subsection 6.4 hereof.

         INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

         INSURANCE PROCEEDS shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

         INTERCREDITOR AGREEMENT shall mean the agreement of even date herewith (in form and substance satisfactory to the Agent) among the Companies, the Senior Note Indenture Trustee and the Agent, as amended, supplemented or modified from time to time.

         INTEREST PERIOD shall mean:

                  (a) with respect to any initial request by any of the Companies for a LIBOR Loan, a one month, two month or three month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two or three months thereafter, as applicable; and

                  (b) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of any of the Companies, any one month, two month or three month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two or three months thereafter, as applicable;

PROVIDED THAT, the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                  (ii) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                  (iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) JPMorgan Chase Bank quotes an applicable rate or the Agent determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by JPMorgan Chase Bank or the Agent will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the Maturity Date. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Companies shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

         INTEREST RATE MARGIN shall mean the applicable percent per annum set forth on the table below corresponding to the then applicable Credit Exposure of the Companies.

         ====================================================== ========================== ==========================
                        AVERAGE CREDIT EXPOSURE                     CHASE RATE MARGIN            LIBOR MARGIN
         ====================================================== ========================== ==========================
         $0.00 to $15,000,000                                             0.50%                      2.00%
         ------------------------------------------------------ -------------------------- --------------------------
         $15,000,001 to $30,000,000                                       0.50%                      2.25%
         ------------------------------------------------------ -------------------------- --------------------------
         $30,000,001 to $40,000,000                                       0.75%                      2.50%
         ------------------------------------------------------ -------------------------- --------------------------
         $40,000,001 to $50,000,000                                       1.25%                      2.75%
         ====================================================== ========================== ==========================


         INVENTORY shall mean all of each of the Companies' present and hereafter acquired inventory (as defined in the UCC), including, without limitation, all now owned or hereafter acquired merchandise, inventory, Goods and other personal property, wherever located, and which are to be furnished under any contract of service or held for sale or lease in the ordinary course of a Company's business, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person's business or used in selling or furnishing such Goods, merchandise or other personal property, and all Documents of Title or other documents representing them, and all additions, substitutions, replacements and Proceeds thereof, in whatever form and wherever located.

         INVENTORY LOAN CAP shall mean the amount of $30,000,000.

         ISSUING BANK shall mean the bank issuing Letters of Credit for or on behalf of the Companies.

         LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of the Agent in accordance with Section 5 hereof by the Issuing Bank for or on behalf of a Company.

         LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by the Agent, on behalf of the Lenders, to the Issuing Bank of any Company's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

         LETTER OF CREDIT GUARANTY FEE shall mean the fee charged to the Companies under Paragraph 8.3 of Section 8 of this Financing Agreement for: a) issuing a Letter of Credit Guaranty, and/or b) otherwise aiding the Companies, or any one of them, in obtaining Letters of Credit, all pursuant to Section 5 hereof.

         LETTER OF CREDIT SUB-LINE shall mean the commitment of the Agent to assist the Companies in obtaining Letters of Credit, pursuant to Section 5 hereof (including the making of any Letter of Credit Guaranties), in an aggregate amount of $7,500,000.

         LIBOR shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) at the Agent's election (i) the applicable LIBOR quoted to the Agent by JPMorgan Chase Bank (or any successor thereof), or (ii) the rate of interest determined by the Agent at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, PROVIDED THAT, if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Agent) will be the rate used; divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two
(2) Business Days prior to the beginning of such Interest Period.

         LIBOR LENDING OFFICE with respect to the Agent, shall mean the office of JPMorgan Chase Bank, or any successor thereof, maintained at 270 Park Avenue, New York, NY 10017.

         LIBOR LOAN shall mean any loans made pursuant to this Financing Agreement which are made or maintained at a rate of interest based upon LIBOR.

         LINE OF CREDIT FEE shall: (a) mean the fee due the Agent for the ratable benefit of the Lenders at the end of each month for the Revolving Line of Credit, and (b) be determined by multiplying the difference between (i) the Revolving Line of Credit, and (ii) the sum, for said month, of (x) the average daily balance of Revolving Loans plus (y) the average daily balance of Letters of Credit outstanding for said month, by three hundred seventy five hundredths percent (0.375%) per annum for the number of days in said month.

         LOAN DOCUMENTS shall mean this Financing Agreement, the Promissory Notes, the Guaranties, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement and any Guaranty, all as may be renewed, amended, extended, increased or supplemented from time to time.

         LOAN FACILITY FEE shall mean the fee payable to the Agent and the Lenders (as applicable) in accordance with, and pursuant to, the provisions of Paragraph 8.7 of Section 8 of this Financing Agreement.

         MATURITY DATE shall mean April 1, 2007.

         NK MANAGEMENT shall mean Northern Kentucky Management, Inc., a Kentucky corporation and a wholly owned subsidiary of Parent.

         OBLIGATIONS shall mean all loans, advances and extensions of credit made or to be made by the Agent and/or the Lenders to the Companies, or any one of them, or to others for the Companies' account (including, without limitation, all Revolving Loans, Letter of Credit Guaranties; any and all indebtedness and obligations which may at any time be owing by the Companies or any one of them to the Agent and/or the Lenders pursuant to or in connection with the Loan Documents, howsoever arising, whether now in existence or incurred by the Companies or any one of them from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the Companies' Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies are liable to the Agent and/or the Lenders for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to the Agent and/or the Lenders by the Companies or any one of them under any Loan Document or under any other agreement or arrangement now or hereafter entered into between the Companies and the Agent and/or the Lenders in connection with the transactions contemplated under the Loan Documents; indebtedness or obligations incurred by, or imposed on, the Agent and/or the Lenders as a result of environmental claims arising out of any of the Companies' operations, premises or waste disposal practices or sites in accordance with subsection 7.7 hereof; the Companies' liability to the Agent and/or the Lenders arising in connection with the Loan Documents or the transactions contemplated thereunder (i) as maker or endorser of any promissory note or other instrument for the payment of money or (ii) under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent and/or the Lenders may make or issue to others for the Companies' account, including any Letter of Credit Guaranty or other accommodation extended by CIT with respect to applications for Letters of Credit, the Agent and/or the Lender's acceptance of drafts or the Agent and/or the Lender's endorsement of notes or other instruments for the Companies' account and benefit.

         OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

         OTHER COLLATERAL shall mean all of each of the Companies' now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the Proceeds of Collateral are or may be deposited; all cash and other monies and property constituting Proceeds of Collateral, whether or not in the possession or control of the Agent and/or any of the Lenders; all books, records, ledger cards, disks and related data processing Software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash Proceeds of the foregoing.

         OUT-OF-POCKET EXPENSES shall mean all of the Agent's (and the Lenders upon the occurrence of an Event of Default which is not waived by the Required Lenders) present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on the Agent due to returned items and "insufficient funds" of deposited checks and the Agent's standard fees relating thereto, any amounts paid by, incurred by or charged to, the Agent and/or the Lenders by the Issuing Bank under a Letter of Credit Guaranty or a Company's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging and similar expenses of the Agent's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph 10.3 of Section 10 of this Financing Agreement.

         OVERADVANCES shall mean the amount by which (a) the sum of all outstanding Revolving Loans, Letters of Credit and advances made hereunder exceed (b) the Borrowing Base.

         PARENT shall mean NS Group, Inc., a Kentucky corporation with its principal place of business at 530 W. Ninth Street, Newport, Kentucky, 41071.

         PATENTS shall mean all of each of the Companies' present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Companies or any one of them, and all income, royalties, cash and non-cash Proceeds thereof.

         PERMITTED ENCUMBRANCES shall mean: (a) liens expressly permitted, or consented to in writing by the Agent and/or the Required Lenders; (b) liens of local or state authorities for franchise or other like Taxes, not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves are being maintained in accordance with GAAP; (c) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (d) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts;
(e) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate
(A) do not materially interfere with the occupation, use or enjoyment by any Person of its business or property so encumbered and (B) do not materially and adversely affect the value of such Real Estate; and (f) liens granted the Agent by the Companies, the Guarantors or any one of them; (g) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000.00 (other than liens bonded, insured or stayed to the reasonable satisfaction of the Agent or with respect to which adequate reserves have been set aside in accordance with GAAP); (h) liens in favor of the Senior Note Indenture Trustee to the extent permitted under the Intercreditor Agreement; (i) Purchase Money Liens; (j) to the extent not included above, liens on assets not constituting Collateral and securing Permitted Indebtedness hereunder; (k) liens in existence on the Closing Date as identified on Schedule 1; and (l) any extension, renewal or replacement of any of the foregoing, to the extent securing Permitted Indebtedness.

         PERMITTED INDEBTEDNESS shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, Equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Senior Note Debt (or guaranties thereof, as the context requires); (d) Indebtedness arising under the Letters of Credit and this Financing Agreement; (e) deferred Taxes and other expenses incurred in the ordinary course of business; (f) Indebtedness (including, without limitation, Indebtedness pursuant to Capital Leases) incurred to finance permitted Capital Expenditures; (g) Indebtedness issued pursuant to interest rate protection agreements; (h) Indebtedness incurred in connection with Acquisitions permitted pursuant to the provisions of this Financing Agreement; (i) Indebtedness in an aggregate principal amount not to exceed $100,000,000 that is either unsecured or is secured by property of the Companies other than Collateral, PROVIDED that the holder of any such secured Indebtedness of $10,000,000 or more shall have executed and delivered to Agent an intercreditor agreement acceptable to Agent in its commercially reasonable discretion; (j) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Agent and the Lenders or otherwise disclosed to the Agent and the Lenders in writing prior to the Closing Date; (k) the Intercompany Notes (as defined in the Senior Note Indenture and subject in all regards to an intercreditor agreement in substantially the form of Exhibit B hereof) and guaranties thereof as required pursuant to the Senior Note Indenture, and (l) any extension, renewal or replacement of any of the foregoing, PROVIDED however, that any such extension, renewal or replacement shall not increase the original principal amount of such Indebtedness, encumber any additional assets or property of either Company or any Loan Party, or contain terms materially more burdensome to the obligor than those contained in the original Indebtedness being replaced, renewed or extended.

         PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

         PROMISSORY NOTE(S) shall mean the notes, in the form of Exhibit C attached hereto, delivered by one or both Companies to the Agent to evidence the Revolving Loans pursuant to, and repayable in accordance with, the provisions of
Section 4 of this Financing Agreement.

         PURCHASE MONEY LIENS shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired, and (b) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, the permitted amount of Capital Expenditures in any Fiscal Year.

         REAL ESTATE shall mean each of the Companies' fee and/or leasehold interests in real property.

         REQUIRED LENDERS shall mean (a) at all times while there are (2) two or fewer Lenders hereunder, all of the Lenders, and (b) at all times while there are three (3) or more Lenders hereunder, those Lenders holding at least sixty six and two thirds percent (66.67%) of the total commitments under the Revolving Line of Credit (or sixty six and two thirds percent (66.67%) of the outstanding principal balance of all loans and Letters of Credit, in the event that the commitments of the Lenders hereunder have terminated).

         REVOLVING LINE OF CREDIT shall mean the aggregate commitment of the Lenders to make loans and advances pursuant to Section 3 of this Financing Agreement and issue Letter of Credit Guaranties pursuant to Section 5 hereof to the Companies, in the aggregate amount of $50,000,000.

         REVOLVING LOAN ACCOUNT shall mean the account on the Agent's books, in the Companies' collective name, in which the Companies will be charged with all applicable Obligations under this Financing Agreement, and as more particularly described in Section 3.6(b) hereof.

         REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of each of the Companies by the Agent on behalf of the Lenders pursuant to Section 3 of this Financing Agreement.

         SENIOR NOTE DEBT shall mean the Indebtedness of Parent, subject of the Intercreditor Agreement, in the original principal amount of $131,096,000 and the 13-1/2% Senior Secured Notes due 2003 evidencing such Indebtedness and issued pursuant to the Senior Note Indenture.

         SENIOR NOTE INDENTURE shall mean that certain Indenture dated as of July 28, 1995 by and among Parent and the Senior Note Indenture Trustee and pursuant to which the Senior Note Debt was issued, as the same is in effect as of the Closing Date or as may thereafter be amended, restated or supplemented in accordance with the terms of the Intercreditor Agreement.

         SENIOR NOTE INDENTURE TRUSTEE shall mean The Huntington National Bank and any successor or assigns thereof in accordance with the terms of the Senior
Note Indenture.

         SETTLEMENT DATE shall mean the date, weekly, and more frequently, at the discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans that the Agent and the Lenders shall settle amongst themselves so that (x) the Agent shall not have, as the Agent, any money at risk and (y) on such Settlement Date the Lenders shall have a pro rata amount of all outstanding Revolving Loans and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

         TAXES shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Companies with respect to their business, operations, Collateral or otherwise.

         TOTAL ASSETS shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of Parent.

         TOTAL LIABILITIES shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of Parent.

         TRADEMARKS shall mean all of each of the Companies' present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash Proceeds thereof.

         UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of Illinois.

         WORKING DAY shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2. CONDITIONS PRECEDENT.

         2.1 CONDITIONS TO CLOSING. The effectiveness of this Financing Agreement is subject to the satisfaction of, extension of or waiver in writing of, on or prior to, the Closing Date, the following conditions precedent:

             (a) LIEN SEARCHES - the Agent shall have received tax, judgment and Uniform Commercial Code searches satisfactory to the Agent for all locations presently occupied or used by each of the Companies.

             (b) CASUALTY INSURANCE - Each of the Companies shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies listing the Agent as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.5 of Section 7 of this Financing Agreement.

             (c) UCC FILINGS - Any financing statements required to be filed in order to create, in favor of the Agent, on behalf of the Lenders, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent for the benefit of the Lenders a perfected lien on the Collateral. The Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made) and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

             (d) BOARD RESOLUTIONS - The Agent shall have received a copy of the resolutions of the Board of Directors of each of the Companies and the Guarantors (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranties, and
         (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of each of the Companies and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Companies and the Guarantors (as the case may be) as to the incumbency and signature of the officers of each of the Companies and/or the Guarantors executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

             (e) CORPORATE ORGANIZATION - The Agent shall have received (i) a copy of the Certificate of Incorporation of each of the Companies and the Guarantors certified by the Secretary of State of the states of their incorporation, and (ii) a copy of the By-Laws of each of the Companies certified by the respective Secretary or Assistant Secretary thereof, all as amended through the date hereof.

             (f) OFFICER'S CERTIFICATE - The Agent shall have received an executed Officer's Certificate of each of the Companies, satisfactory in form and substance to the Agent, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) each of the Companies are in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

             (g) OPINIONS - Counsel for the Companies and the Guarantors shall have delivered to the Agent on behalf of the Lenders opinions satisfactory to the Agent opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with the Agent: (x) this Financing Agreement, the Guaranties and all other Loan Documents of each of the Companies and the Guarantors are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and (C) do not violate any terms, provisions, representations or covenants in the charter or by-laws of each of the Companies or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract to which the Companies, or any one of them, or the Guarantors are signatories or by which the Companies, or any one of them, or the Guarantors or their assets are bound.

             (h) ABSENCE OF DEFAULT - No Default or Event of Default shall have occurred that has not been cured or waived by Agent and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Companies or of any one of them, of Parent, or of the Guarantors (taken as a whole).

             (i) LEGAL RESTRAINTS/LITIGATION - As of the Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Companies or any one of them, Parent or the Guarantors or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Companies or any one of them or the Guarantors or their assets, which could reasonably be expected to have a material adverse effect on the Collateral or the business, operation, assets or financial condition of the Companies or any one of them and/or of the Guarantors (taken as a whole).

             (j) GUARANTIES - The Guarantors shall have executed and delivered to the Agent guaranties and security agreements, in form acceptable to the Agent, guaranteeing all present and future Obligations of the Companies and securing such guaranty obligations.

             (k) INTERCREDITOR AGREEMENT - The Senior Note Indenture Trustee shall have executed and delivered to the Agent on behalf of the Lenders an Intercreditor Agreement (or an amendment and/or reaffirmation of any existing Intercreditor Agreement, in form and substance satisfactory to the Agent).

             (l) CASH BUDGET PROJECTIONS - The Agent shall have received, reviewed and been satisfied with a twelve (12) month cash budget projection prepared by each of the Companies on the form provided by the Agent.

             (m) FEES - The Loan Facility Fee, the Administrative Management Fee, Agent's audit fees incurred to date and Agent's legal fees shall have been paid by the Companies.

             (n) ADDITIONAL DOCUMENTS - Each of the Companies shall have executed and delivered to the Agent all Loan Documents necessary to consummate the lending arrangement contemplated between the Companies, the Agent and the Lenders.

             (o) EXISTING REVOLVING CREDIT AGREEMENT - The Parent's existing credit agreement with Bank of America shall be: (i) terminated; (ii) all loans and obligations of the Companies and/or the Guarantors thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the initial Revolving Loans to be made under this Financing Agreement except to the extent of those existing letters of credit issued thereunder and identified to Agent in writing, and which shall continue to remain outstanding in accordance with their terms and have been cash-collateralized in a manner reasonably acceptable to Agent; and (iii) all liens or security interests in favor of the Bank of America on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment.

             (p) EXAMINATION & VERIFICATION The Agent and each of the Lenders shall have completed, to their respective satisfaction, an examination and verification of the Accounts, Inventory, financial statements, books and records of each of the Companies which examination shall indicate that the Companies shall have an aggregate opening Availability of at least $25,000,000 (considering, without duplication, the $20,000,000 reserve established in clause (c) of the definition of "Borrowing Base"), as evidenced by a Borrowing Base certificate delivered by the Companies to the Agent as of the Closing Date. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Companies' business and consistent with their past practice.

             (q) BAILEE LETTERS - Each of the Companies shall have delivered to Agent bailee, consignee, processor's and warehousemen consent and waiver letters for those bailees, processors and/or warehousemen identified on Schedule 2.1 hereof, each in form and substance acceptable to Agent.

         Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Companies and the Agent shall otherwise agree in writing.

         2.2 CONDITIONS TO INITIAL FUNDING. The obligation of the Agent and the Lenders to make the initial loans hereunder is subject to the prior satisfaction of, extension of or waiver in writing of the following conditions precedent, which conditions shall, in any event, be fully satisfied on or prior to the applicable date, if any, indicated below for each such item (each an "Initial Funding Condition Deadline") unless waived or extended in writing by Agent and Lenders:

             (a) DISBURSEMENT AUTHORIZATION - The Companies shall have delivered to the Agent all information necessary for the Agent and the Lenders to issue wire transfer instructions on behalf of each of the Companies for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

             (b) INVENTORY APPRAISAL The Companies shall have obtained and delivered to Agent (or Agent may obtain, at the Companies' expense) Inventory appraisal reports in form and substance and from appraisers satisfactory to Agent.

             (c) CASH MANAGEMENT SYSTEM The Cash Management System shall be implemented in full force and effect on or before August 1, 2002.

         Failure to satisfy any of the foregoing conditions by the applicable Initial Funding Condition Deadline shall, at the option of Agent and Lenders, constitute an Event of Default hereunder.

         2.3 CONDITIONS TO EACH EXTENSION OF CREDIT. Subject to the terms of this Financing Agreement, including without limitation the Agent's rights pursuant to subsection 10.2 of Section 10 hereof, the agreement of the Agent on behalf of the Lenders to make any extension of credit requested to be made by it to any of the Companies on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

             (a) REPRESENTATIONS AND WARRANTIES - Each of the representations and warranties made by each of the Companies in this Financing Agreement or any other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date except to the extent that a representation or warranty relates only to a specific date in which case it shall be true and correct in all material respects as of such date only.

             (b) NO DEFAULT - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

             (c) BORROWING BASE - Except as may be otherwise agreed to from time to time by the Agent and the Companies in writing, the Companies shall deliver to Agent, promptly upon Agent's request during any time in which the Companies' additional Availability hereunder is less than $5,000,000 and in any event, no less frequently than monthly together with the financial statements required pursuant to clause (c) of subsection 7.8 hereof, an acceptable Borrowing Base certificate demonstrating the Companies' compliance with the relevant provisions of this Financing Agreement and the definition of Borrowing Base .

         Each borrowing by a Company hereunder shall constitute a representation and warranty by the Companies as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct in all material respects, except as the Companies and the Agent and/or the Required Lenders shall otherwise agree herein or in a separate writing.

SECTION 3. REVOLVING LOANS.

         3.1 PROCEDURES FOR REVOLVING LOANS.

             (a) The Agent and the Lenders agree, subject to the terms and conditions of this Financing Agreement, from time to time from the Closing Date to the Maturity Date, and within (x) Availability and (y) the Revolving Line of Credit, to make loans and advances to each Company on a revolving basis (i.e. subject to the limitations set forth herein, each of the Companies may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts not to exceed the Borrowing Base. All requests for loans and advances must be received by an officer of the Agent no later than (i) 11:00 a.m., Chicago time, of the Business Day on which any such Chase Bank Rate Loans and advances are required or (ii) three Business Days prior to any requested LIBOR Loan.

             (b) (i) Whenever a Company desires the Agent, on behalf of the Lenders, to make a Revolving Loan pursuant to this Section 3, it shall cause Parent to give the Agent notice in writing or irrevocable telephonic notice confirmed promptly in writing, in accordance with subsection 3.6 hereof, specifying (A) the amount to be borrowed, and (B) the requested borrowing date (which shall be a business day and shall be prior to the Maturity Date, and if applicable, any Early Termination Date, or prior to any effective termination date of this Financing Agreement, all as further set forth herein), and (C) specify whether the requested Revolving Loan shall bear interest at the Chase Bank Rate or at the LIBOR, as further set forth herein. The procedure for Revolving Loans to be made on a requested borrowing date may be such other procedure as is mutually satisfactory to the Companies, the Agent and/or the Lenders.

                 (ii) Subject to subsection 14.10 hereof, should the Agent, on behalf of the Lenders, for any reason honor requests for Overadvances, such Overadvance shall be made in the Agent's sole discretion, subject to any additional terms the Agent and/or the Required Lenders deem necessary. Requests for loans and advances shall be made solely by Parent or the Companies in accordance with subsection 3.6 hereof and shall be directed to the Agent.

             (c) The Agent shall on any Settlement Date, and upon notice given by the Agent no later than 2:00 p.m. Chicago time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan in an amount equal to such Lender's Revolving Credit Commitment percentage (calculated with respect to the aggregate Revolving Credit Commitments then outstanding) of the aggregate amount of the Revolving Loans made by the Agent from the preceding Settlement Date to the date of such notice. Each Lender's obligation to make the Revolving Loans referred to in subsection (a) and to make the settlements pursuant to this subsection (c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right which any such Lender or any of the Companies may have against the Agent, the (other) Companies, any other Lender or any other person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Companies or any one of them; (iv) any breach of this Financing Agreement or any other loan document by the Companies or any one of them or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Without limiting the liability and obligation of each Lender to make such advances, the Companies authorize the Agent to charge the Companies' Revolving Loan Account with the Agent to the extent amounts received from the Lenders are not sufficient to repay in full the amount of any such deficiency.

             (d) The Companies' Revolving Loan Obligations hereunder shall be evidenced by the Promissory Note in the form of Exhibit C attached hereto.

         3.2 FURTHER ASSURANCES REGARDING COLLATERAL. In furtherance of the continuing assignment and security interest in each of the Companies' Accounts and Inventory, each of the Companies will execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as the Agent may reasonably request, including, without limitation, monthly schedules of Accounts and monthly schedules of Inventory, all in form and substance satisfactory to the Agent (including, without limitation, detailed information relating to any Accounts and Inventory arising under or subject to a bill and hold or deferred shipment transaction), and, upon the occurrence and continuance of a Default or an Event of Default, such other appropriate reports designating, identifying and describing the Accounts and Inventory as the Agent may request. In addition, upon the Agent's reasonable request, each of the Companies shall provide the Agent with copies of agreements with, or purchase orders from, such Companies' customers, and copies of invoices to customers, proof of shipment or delivery, access to their computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein.

         3.3 REPRESENTATIONS AND WARRANTIES OF THE COMPANIES REGARDING ACCOUNTS AND INVENTORY. Each of the Companies hereby represents and warrants that: each Account is based on an actual and bona fide sale and delivery of Inventory or rendition of services to their respective customers, any other Account is bona fide, made by the Companies in the ordinary course of their business; the Inventory being sold, and the Account created, are the exclusive property of the Companies and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Account are in the name of a Company; and such Company's customers have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which such Company has complied with the notification requirements of Paragraph 3.5 of this Section 3. The Companies confirm to the Agent that any and all Taxes or fees relating to their business, their sales, the Accounts or Inventory relating thereto, are their sole responsibility and that same will be paid by the Companies when due, subject to Paragraph 7.6 of Section 7 of this Financing Agreement, and that none of said Taxes or fees represent a lien on or claim against the Accounts, except to the extent the same constitute a Permitted Encumbrance. Each of the Companies hereby further represents and warrants that, except as it may otherwise report in writing to the Agent pursuant to Paragraph 3.5 hereof from time to time: (i) Such Company shall not acquire any inventory on a consignment basis; (ii) Such Company shall not co-mingle its Inventory with any of its customers or any other person, including pursuant to any bill and hold sale or otherwise; and (iii) The Inventory of each Company is marketable to its customers in the ordinary course of business. Each of the Companies also warrant and represent that they are duly and validly existing corporations and are qualified in all states where the failure to so qualify would have a material adverse effect on their business or their ability to enforce collection of Accounts due from customers residing in that state. The Companies agree to maintain such books and records regarding Accounts and Inventory as the Agent may reasonably require and agree that the books and records of the Companies will reflect the Agent's interest in the Accounts and Inventory. All of the books and records of the Companies will be available to the Agent at normal business hours, including any records handled or maintained for the Companies or any one of them by any other company or entity.

         3.4 CASH MANAGEMENT. Until the Agent has advised the Companies in writing to the contrary after the occurrence of an Event of Default that has not otherwise been waived, the Companies, at their expense, will enforce, collect and receive all amounts owing on their respective Accounts in the ordinary course of their business and any proceeds they so receive shall be subject to the terms hereof, and held on behalf of and in trust for the Agent on behalf of the Lenders. Such privilege shall terminate at the election of the Agent, upon the occurrence of an Event of Default, and until such Event of Default is waived in writing by the Required Lenders. On or before the earlier to occur of (1) two weeks prior to the date of the requested initial loan disbursements hereunder, and (2) the 90th day following the Closing Date, the Companies shall have implemented a Cash Management System whereby any and all checks, cash, credit card sales and receipts, notes or other instruments or property received by a Company with respect to any Collateral, including Accounts, shall be held by such Company in trust for the Agent, on behalf of the Lenders, separate from such Company's own or the Companies' property and funds, and promptly turned over to the Agent with proper assignments or endorsements by deposit to the Depository Accounts. Each of the Companies shall: (i) indicate on all of their invoices that funds should be delivered to and deposited in a Depository Account; (ii) direct all of their Account Debtors to deposit any and all Proceeds of Collateral into the Depository Accounts; (iii) irrevocably authorize and direct any banks which maintain or hold either of the Companies' initial receipt of cash, checks and other items that constitute Collateral or Proceeds of Collateral to promptly wire transfer all available funds to a Depository Account; and (iv) advise all such banks of the Agent's security interest in such funds and take such other actions as may be requested by Agent to obtain Control over any such funds or account(s). The Companies shall provide the Agent with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. All amounts received by the Agent in payment of Accounts will be credited to the Revolving Loan Account when the Agent is advised by its bank of its receipt of "collected funds" at the Agent's bank account in New York City on the Business Day of such advice if advised no later than 11:00 a.m. Chicago time or on the next succeeding Business Day if so advised after 11:00 a.m. Chicago time. The Companies' Revolving Loan Account will be charged monthly with the cost associated with one (1) Collection Day, provided, however, that if no Revolving Loan or advance under the Revolving Line of Credit has been made by Agent at any time during the preceding 30 day period, then no charge will be assessed or imposed by Agent for such month. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent and/or the Lenders unless and until such instruments have actually been collected.

         3.5 AGREEMENTS REGARDING ACCOUNTS AND INVENTORY. The Companies agree to notify the Agent: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of their Inventory, in their monthly collateral reports provided to the Agent hereunder, in such detail and format as the Agent may reasonably require from time to time and (b) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. The Companies agree to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default that has not otherwise been waived) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by the Required Lenders) and on written notice from the Agent, the Companies agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Companies, marked with the Agent's name (as secured party) and held by the Companies for the Agent's account.

         3.6 REVOLVING LOAN ACCOUNT; RELATED MATTERS. The Agent shall maintain a Revolving Loan Account on its books in accordance with the terms of subsection 3.6(b) below, in which the Companies will be charged with all loans and advances made by the Agent to either Company or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by such Company. The Companies will be credited with all amounts received by the Agent and/or the Lenders from the Companies or from others for the Companies' account, including, as above set forth, all amounts received by the Agent in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that the Agent and/or the Lenders shall have no obligation whatsoever to perform in any respect any of the Companies' contracts or obligations relating to the Accounts.

             (b) In order to utilize the collective borrowing powers of the Companies in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Companies on the Agent's books, the Companies have requested, and the Agent has agreed to handle accounts of the Companies on the Agent's books on a combined basis, all in accordance with the following provisions:

                 (i) In lieu of maintaining separate accounts on the Agent's books in the name of each of the Companies, the Agent shall maintain one account under the name: "NS Group for the benefit of Newport Steel Corporation and Koppel Steel Corporation" (herein the "Revolving Loan Account"). Loans and advances made by the Agent to either of the Companies will be charged to the Revolving Loan Account indicated above, on behalf of one or the other Company, as designated by Parent, along with any charges and expenses under this Financing Agreement. The Revolving Loan Account will be credited, with all amounts received by the Agent from either of the Companies or from others for their account including all amounts received by the Agent in payment of Accounts collaterally assigned to the Agent as provided in this Financing Agreement;

                 (ii) Each month the Agent will render to Parent on behalf of the Companies one extract of the Revolving Loan Account, which shall be deemed to be an account stated as to each of the Companies and which will be deemed correct and accepted by all of the Companies unless the Agent receives a written statement of exceptions from them within forty five (45) days after such extract has been rendered by the Agent. It is expressly understood and agreed by each of the Companies that the Agent shall have no obligation to account separately to any of the Companies;

                 (iii) Requests for loans and advances may be made by Parent as agent for the Companies and on behalf of and for the account of one or the other Company, and the Agent is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitations and provisions set forth in this Financing Agreement. Each of the Companies shall be jointly and severally liable hereunder and under each of the other Loan Documents with respect to all Obligations, regardless of which of the Companies actually receives the proceeds of the Loans or the benefit of any other extensions of credit hereunder, or the manner in which Parent, the Companies, the Agent or the Lenders account therefor in their respective books and records. It is expressly understood and agreed by each of the Companies that the Agent shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (x) any loans and advances made to any of the Companies or (y) any of the Agent's expenses and charges relating thereto. All loans and advances shall be made for the Revolving Loan Account;

                 (iv) All Accounts assigned to the Agent for the benefit of the
             Lenders by any of the Companies and any other collateral security now or hereafter given to the Agent and/or the Lenders by any of the Companies (be it Accounts or otherwise), shall secure all Revolving Loans and other advances made by the Agent and/or the Lenders to any of the Companies, and shall be deemed to be pledged to the Agent as security for any and all other Obligations of the Companies to the Agent and/or the Lenders as set forth under this Financing Agreement, the Guaranties, or any other Loan Documents between the Agent and/or the Lenders and any of the Companies;

                 (v) It is understood that the handling of the accounts of the
             Companies in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Companies and at their request, and that the Agent shall incur no liability to the Companies as a result hereof. To induce the Agent and the Lenders to do so, and in consideration thereof, each of the Companies hereby agrees to indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless against any and all liability, expense, loss or claim of damage or injury, made against the Agent and/or the Lenders by any of the Companies or by any third party whosoever, arising from or incurred solely by reason of (1) the method of handling the accounts of the Companies as herein provided, (2) the Agent relying on any instructions of any of the Companies, or (3) any other action taken by the Agent in accordance with this subparagraph (b) of Paragraph 3.6 of Section 3 of this Financing Agreement; and

                 (vi) The foregoing request was made because the Companies
             require financing on a basis permitting the availability of credit from time to time to each of the Companies as required for the continued successful operation of each of the Companies.

             (c) Notwithstanding the foregoing, (i) each Company's obligations and liabilities with respect to proceeds of Revolving Loans which it receives or Letters of Credit or Letter of Credit Guaranties issued for its account, and related fees, costs and expenses, and (ii) each Company's obligations and liabilities arising as a result of the joint and several liability of the Companies hereunder with respect to proceeds of Revolving Loans received by, or Letters of Credit or Letter of Credit Guaranties issued for the account of the other Company, together with the related fees, costs and expenses, shall be separate and distinct obligations, all of which are and shall be primary obligations of such Company. If and to the extent that any Revolving Loan proceeds are used or made available by Parent to any Person other than a Company or for any purpose other than directly on behalf of a Company, then, in such event, such Revolving Loan proceeds shall constitute a loan (an "Intercompany Loan") by the Companies to and for the benefit of Parent, evidenced either (A) by a promissory note made by Parent payable to the Companies, subordinated to the Senior Note Debt to the extent expressly required under the Senior Note Indenture and otherwise having terms reasonably satisfactory to Agent, the sole originally executed counterpart of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations, or
(B) an intercompany account receivable recorded on the books and records of the Companies and Parent, and pledged to Agent for the benefit of Agent and Lenders as security for the Obligations and subordinated to the Senior Note Debt to the extent expressly required by the Senior Note Indenture. Notwithstanding the foregoing to the contrary, any such Intercompany Loan may be set off against and deemed a repayment of any amounts owing by such Company to Parent, as and to the extent such amounts are reflected in the books and records of Parent maintained in the ordinary course of business consistent with past practice, so long as any such payment is duly and properly noted in such books and records.

             (d) Neither the joint and several liability of, nor the liens granted to the Agent under the Loan Documents by, any of the Companies shall be impaired or released by (A) the failure of the Agent or any Lender, any successors or assigns thereof, or any holder of any Note or any of the Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against any Company, any subsidiary of any Company, any other Person, the Collateral or otherwise; (B) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto; (C) the surrender, release or exchange of all or any part of any property (including without limitation the Collateral) securing payment, performance and/or observance of any of the Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property; (D) any action or inaction on the part of the Agent or any Lender, or any other event or condition with respect to the other Company, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such other Company, or a guarantor or surety of or for any or all of the Obligations; and (E) any other act, matter or thing (other than payment or performance of the Obligations) which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of such or the other Company. Without limiting the generality of the foregoing in any manner, all representations and warranties of the Companies contained herein are made jointly and severally. For purposes of the agreements, representations, warranties and covenants contained in this Financing Agreement and in the other Loan Documents, the knowledge of one Company shall be imputed to Parent and the other Company, and any consent by Parent shall constitute the consent of and shall bind each of the Companies.

             (e) Each of the Companies expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Companies will be facilitated by the efficiencies achieved by integrated financial management as aforesaid. In addition, the Companies have informed the Agent that:

             (A) Parent, in order to increase the efficiency and productivity of each of the other Companies, has centralized in itself a cash management system which entails, in part, central disbursement and operating accounts in which it provides the working capital needs of each of the other Companies; and

             (B) Since the Companies are engaged in operations that benefit from financing on an integrated basis and since each Company expects to benefit from the continued successful performance of such integrated financial management and in order to best utilize the collective borrowing powers of each Company in the most effective and cost efficient manner and to avoid adverse effects on the financial management of each Company and the existing back-office practices of the Companies, each Company has requested that all Revolving Loans and advances be disbursed solely upon the request of Parent and to bank accounts managed solely by Parent and that Parent will manage for the benefit of each Company the expenditure and usage of such funds.

         3.7 REVOLVING LOAN ACCOUNT STATEMENTS. After the end of each month, the Agent shall promptly send the Companies a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Agent and each of the Companies during that month. The monthly statements shall be deemed correct and binding upon each of the Companies and shall constitute an account stated between the Companies and the Agent unless the Agent receives a written statement of the exceptions within forty five (45) days of the date of the monthly statement.

         3.8 OVERADVANCE OF REVOLVING LOANS. In the event that any requested advance exceeds Availability or that (a) the sum of (i) the outstanding principal balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (b)(x) the Borrowing Base or (y) the

Revolving Line of Credit, any such nonconsensual Overadvance shall be immediately due and payable to the Agent on behalf of the Lenders.

SECTION 4. INTENTIONALLY OMITTED.

SECTION 5. LETTERS OF CREDIT.

         In order to assist the Companies, or any one of them, in establishing or opening Letters of Credit with an Issuing Bank, the Companies have requested the Agent, on behalf of the Lenders, to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letter of Credit Guaranties, thereby lending the Agent's credit to the Companies and the Agent has agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

         5.1 AMOUNT AND TERMS OF LETTERS OF CREDIT. Within the Revolving Line of Credit and Availability, the Agent on behalf of the Lenders shall assist each of the Companies in obtaining Letter(s) of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. The Agent's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith (including any Letter of Credit Guaranty), and any amendments, modifications or extensions thereof, must be mutually acceptable to the Agent, the Issuing Bank and the Companies, provided that Letters of Credit (or Letter of Credit Guaranties) shall not be used for the purchase of domestic Inventory or to secure present or future debt owed to domestic Inventory suppliers. Any and all outstanding Letters of Credit (including, without duplication, any Letter of Credit Guaranties) issued hereunder for any Company shall be reserved dollar for dollar (to the extent of any un-drawn liability thereunder or in connection therewith) from Availability as part of the Availability Reserve. Agent and Lenders hereby acknowledge and agree that Letters of Credit may be issued by a Company to or on behalf of Parent as the beneficiary thereof to be used by Parent in connection with any legitimate business purpose of Parent in the ordinary course of its business, including, without limitation, obtaining or maintaining Workmen's Compensation insurance, PROVIDED that Parent execute and deliver to the Companies a reimbursement agreement and an indemnification agreement subordinated to the Senior Note Debt to the extent expressly required by the terms of the Senior Note Indenture, and otherwise reasonably acceptable to Agent with respect to each such Letter of Credit.

         5.2 LETTER OF CREDIT GUARANTIES. The Agent shall have the right, without notice to any of the Companies, to charge the Companies' Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent and/or the Lenders under a Letter of Credit Guaranty at the earlier of (a) payment by the Agent under such Letter of Credit Guaranty; or (b) the occurrence of an Event of Default which has not been waived in writing by the Required Lenders. Any amount charged to the Companies' Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 8.1 of Section 8 of this Financing Agreement.

         5.3 INDEMNIFICATION. Each of the Companies jointly and severally unconditionally indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent arising from any transactions or occurrences relating to Letters of Credit established or opened for, or any Letter of Credit Guaranties issued on behalf of any Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent and/or the Lenders. This indemnity shall survive termination of this Financing Agreement. The Companies agree that any charges incurred by the Agent for any of the Companies' account by the Issuing Bank shall be conclusive on each of the Companies absent manifest error and may be charged to the Companies' Revolving Loan Account.

         5.4 AGENT AND LENDERS NOT RESPONSIBLE. The Agent and/or the Lenders shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Companies.

         5.5 ACTIONS OF AGENT, LENDERS AND ISSUING BANKS BINDING. The Companies agree that any action taken by the Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guaranties, the drafts or acceptances, or the Collateral, shall be binding on each of the Companies and shall not put the Agent and/or the Lenders in any resulting liability to the Companies. In furtherance thereof, the Agent shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts, acceptances or Letter of Credit Guaranties; all in the Agent's sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Companies or any one of them. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or any of the Company's instructions with respect thereto, the Agent may exercise its rights hereunder in its sole and reasonable business judgment. In addition, without the Agent's express consent and endorsement in writing, the Companies agree: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not waived by the Agent, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

         5.6 COMPLIANCE WITH LAWS. The Companies agree that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and (c) any certificates in that regard that the Agent may at any time request will be promptly furnished. In connection herewith, the Companies warrant and represent that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. Each of the Companies assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

         5.7 AGENT'S RIGHTS FOLLOWING PAYMENTS UNDER LETTER OF CREDIT GUARANTIES. Upon any payments made to the Issuing Bank under a Letter of Credit Guaranty, the Agent on behalf of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Companies or any one of them to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent on behalf of the Lenders and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6. COLLATERAL.

         6.1 GRANT OF SECURITY INTEREST. As security for the prompt payment in full of all Obligations, each of the Companies hereby pledges and grants to the Agent on behalf of the Lenders a continuing general lien upon, and security interest in, all of their respective:

             (a)  Accounts;

             (b)  Inventory;

             (c)  Depository Accounts; and

             (d) General Intangibles relating to, arising from or otherwise used or usable in connection with any Accounts or Inventory, including, without limitation, all Payment Intangibles.

         6.2 ATTACHMENT OF SECURITY INTERESTS. The security interests granted hereunder extends and attaches to:

             (a) All Collateral which is owned by any of the Companies or in which the Companies have any interest, whether held by the Companies or others for their account (including, without limitation, all Investment Property constituting or acquired with Proceeds of any Collateral); and

             (b) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or the Companies from the Companies' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Companies, or to the sale, promotion or shipment thereof.

         6.3 PRESENTATION OF COLLATERAL; PROCEEDS OF COLLATERAL; LICENSE OF INVENTORY. Each of the Companies agrees to safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the ordinary course of its business, or as herein otherwise expressly provided. Each of the Companies represents and warrants that Inventory will be sold and shipped by such Company to its customers only in the ordinary course of such Company's business, and then only on open account and on terms currently being extended by such Company to its customers or as is otherwise usual, customary and consistent with the past practice of such Company with respect to its customers generally, PROVIDED that, absent the prior written consent of the Agent, the Companies shall not sell Inventory on a consignment basis. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all Proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash Proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation, exercisable upon the occurrence and during the continuance of a material Default or an Event of Default. The Companies hereby agree to immediately forward any and all Proceeds of Collateral to a Depository Account, and to hold any such Proceeds (including any notes and instruments), in trust for the Agent on behalf of the Lenders pending delivery to the Agent. Irrespective of the Agent's perfection status in any and all of the General Intangibles, including, without limitation, any licenses and permits with respect thereto, to the extent permitted under each such applicable license or assignment agreement, each Company hereby irrevocably grants the Agent a royalty free license to sell, or otherwise dispose of or transfer, in accordance with Paragraph 10.3 of Section 10 of this Financing Agreement, and the applicable terms hereof, any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Agent.

         6.4 PERMITTED ACQUISITION. Neither Company shall nor shall any Guarantor (collectively, the "Loan Parties" and individually a "Loan Party") acquire another Person or substantially all of the assets of another Person or make an Investment in another Person (any of the foregoing, an "Acquisition") except in accordance with and subject to the provisions of this subsection 6.4 and provided that such Loan Party satisfy the following minimum requirements (unless waived or otherwise permitted by Agent):

             (a) The Agent shall receive not less than fifteen (15) Business Days' prior written notice of such Acquisition, which notice shall include a reasonably detailed description of the proposed terms of such Acquisition and identify the anticipated closing date thereof;

             (b) No Event of Default shall exist prior to or after giving effect to such Acquisition and the incurrence of any Revolving Loans or other Indebtedness in connection therewith;

             (c) Such Loan Party shall cause the Person acquired in any such Acquisition (the "Target") to guarantee the Obligations by executing and delivering a guaranty substantially in the form and substance as the Guaranties delivered by the Guarantors on the Closing Date;

             (d) Such Target shall grant to Agent a first priority perfected security interest in its accounts receivable and inventory as security for the obligations of such Target under its guaranty of the Obligations, PROVIDED, however, if Agent and/or Lenders (i) do not provide working capital or other financing to fund the operations or business activities of any Target pursuant to subsection 7.17 hereof and such financing is otherwise provided by another financial institution in accordance with the terms of subsection 7.17, or (ii) such Target was acquired in connection with a stock acquisition and its accounts receivable and inventory are already subject to security interests in favor of a financial institution which provides working capital or other financing to fund the operations or business activities of such Target, then such Target shall not be required to grant security interests in its accounts receivable or inventory to Agent as aforesaid; and

             (e) Agent and Lenders shall be granted (and by this provision are hereby granted) a right of first refusal (subject to and in accordance with the provision of subsection 7.17 hereof) to provide any working capital or other financing to fund the operations or business activities of any Target. Subject to the provisions of subsection 7.17, if Agent and/or Lenders do not, and another financial institution (hereinafter, a "Bank") does provide said financing on terms and conditions no less favorable to such Target than those offered by Agent and/or Lenders, then Agent shall, if applicable, release its liens on such Target's accounts receivable and inventory if and to the extent required by a Bank in connection with securing the financing provided by it, provided, however that, in any event, such Target shall remain a "Guarantor" with respect to the Obligations.

         For purposes of this subsection 6.4, "Investment" means any direct or indirect purchase or other acquisition by a Loan Party of any beneficial interest in, including stock, partnership interest or other equity securities of, or ownership interest in, any other Person such that, after giving effect thereto, such Loan Party is able to control the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

         6.5 CONTINUANCE OF AGENT'S RIGHTS AND SECURITY INTERESTS. The rights and security interests granted to the Agent and the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account maintained in the Companies' name on the books of the Agent may from time to time be temporarily in a credit position, until the final payment in full to the Agent of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         6.6 AGENT'S RIGHTS NOT LIMITED. Notwithstanding the Agent's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, the Agent shall have the right in its sole discretion to determine which rights, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's and/or the Lenders' rights hereunder.

         6.7 SECURITY FOR OBLIGATIONS. Any balances to the credit of the Companies, or any one of them, and any other property or assets of the Companies, or any one of them, in the possession or control of the Agent and/or the Lenders may be held by the Agent as security for any Obligations (if and to the extent any Loans are then outstanding or any Obligations are then due and owing) and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest the Agent and/or the Lenders may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

         6.8 GENERAL INTANGIBLES. Each of the Companies possess all general intangibles (as defined in the UCC and including, without limitation, all General Intangibles) and rights thereto necessary to conduct its business as conducted as of the Closing Date and each Company shall maintain its rights in, and the value of, such general intangibles as are necessary or desirable to the continued successful conduct of such Company's business in the ordinary course, including, without limitation, by making timely payment with respect to any applicable licensed rights. The Companies shall deliver to the Agent, and/or shall cause the appropriate party to deliver to the Agent, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Companies and their subsidiaries as the Agent shall require to obtain valid first liens thereon. The Companies shall provide timely notice to the Agent of any additional Patents, Trademarks, trade names, service marks, Copyrights, brand names, logos and other trade designations acquired or applied for subsequent to the Closing Date. Parent, on behalf of itself and each of its subsidiaries, and each of the Companies hereby irrevocably grants to Agent a royalty-free, non-exclusive license in all General Intangibles and in all (i) Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities used or useful in finishing, processing, selling or otherwise realizing upon any Collateral, (ii) all Patents, together with any improvements on said Patents, utility models, industrial models, and designs used or useful in finishing, processing, selling or otherwise realizing upon any Collateral, (iii) Copyrights relating to or used or useful in selling, marketing or otherwise realizing upon any Collateral, (iv) franchises used or useful in finishing, processing, selling or otherwise realizing upon any Collateral, (v) trade secrets, to the extent used or useful in finishing, processing, selling or otherwise realizing upon any Collateral, and (vi) all other proprietary and intellectual property rights of the Companies (all the of the foregoing being referred to hereinafter as the "Intellectual Property") for the sole purpose, upon the occurrence of an Event of Default, of (i) advertising for sale and selling or transferring any Inventory bearing any of the Intellectual Property, and (ii) making, assembling, preparing for sale or completing, or causing others to do so, any applicable raw materials or Inventory utilizing or bearing any of the Intellectual Property, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory to the extent each such Company is permitted to do so under applicable license and/or assignment agreements and in accordance with applicable law, and applying the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of the Agent's lien and perfection in any General Intangibles or Intellectual Property.

SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS.

         7.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANIES. Each of the Companies hereby warrants, represents and covenants that: (a) the fair value of its Total Assets exceeds the book value of its Total Liabilities; (b) each Company is generally able to pay its debts as they become due and payable; and
(c) neither Company has unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Companies further warrant and represent that: (i) Schedule 7.1 hereto correctly and completely sets forth each of the Companies' (A) chief executive office, (B) Collateral locations, (C) tradenames, (D) states of incorporation (together with such Person's organizational identification number, if applicable), and (E) all the other information listed on said Schedule 7.1; (ii) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks' offices at the locations set forth in Schedule 7.1, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; (iii) except for the Permitted Encumbrances, the Companies are, or will be, at the time additional Collateral is acquired by them, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) no other Person has Control over or of any Collateral; (v) the Companies will, at their expense, forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (vi) the Companies, or any one of them, will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any Proceeds thereof, in favor of any other Person other than the holders of the Permitted Encumbrances; and (vii) the Equipment does not comprise a part of any Company's Inventory; (viii) the Equipment is and will only be used by the Companies in their business and will not be held for sale or lease, or removed from their premises, or otherwise disposed of by the Companies except as otherwise expressly permitted under subsection 7.9(c) hereof. The Companies shall, upon the request of Agent, notify any such warehouse, bailee, agent or processor of the security interests of Agent, shall instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Agent's benefit.

         7.2 INSPECTION OF BOOKS AND RECORDS AND COLLATERAL. Each of the Companies agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as the Agent shall reasonably require. The Companies agree that the Agent or its agents, any of the Lenders who may wish to accompany the Agent at their own cost and expense, may enter upon the Companies' premises at any time during normal business hours, and from time to time in its reasonable business judgment, for the purpose of inspecting the Collateral and any and all records pertaining thereto. The Companies agree to afford the Agent thirty (30) days prior written notice of any change in the location of any material Collateral, other than to locations, that as of the Closing Date, are known to the Agent and at which the Agent has filed financing statements or has otherwise fully perfected its liens thereon (including, without limitation, having obtained consent and waiver letters from bailees with respect to such Collateral). Each of the Companies is also to advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or to the security interests granted to the Agent therein.

         7.3 ADDITIONAL DOCUMENTATION. Each of the Companies agrees to execute and deliver to the Agent, from time to time (but not more frequently than monthly absent the occurrence and continuance of a Default or an Event of Default), solely for the Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral. Any failure, however, to promptly give the Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit the Agent's and/or the Lenders' security interests in the Collateral. In addition to the foregoing, Agent may require the Companies to obtain and deliver to Agent (or Agent may obtain, at the Companies' expense) Inventory appraisal reports in form and substance and from appraisers satisfactory to Agent at any time during which Availability is less than or equal to $5,000,000, PROVIDED, however, that absent the occurrence and continuance of a Default or an Event of Default (in which instances the limitations set forth herein shall not apply), Agent may obtain or require such reports no more frequently than twice during each calendar year.

         7.4 COMPLIANCE WITH LAWS; UCC AUTHORIZATION. Each of the Companies agrees to comply with the requirements of all state and federal laws in order to grant to the Agent valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by the Companies to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral. The Companies hereby consent to and ratify any and all execution and/or filing of financing statements on or prior to the Closing Date by the Agent. The Companies agree to do whatever the Agent may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with the Agent's agents and employees; (c) keeping Collateral records; (d) transferring Proceeds of Collateral to the Agent's possession; and
(e) performing such further acts as the Agent and/or the Lenders may reasonably require in order to effect the purposes of this Financing Agreement.

         7.5 INSURANCE.

             (a) Each of the Companies agrees to maintain insurance on its Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent. All policies covering Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent on behalf of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Inventory and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At the Companies' request, or if the Companies fail to maintain such insurance, the Agent may arrange for such insurance, but at the Companies' expense and without any responsibility on the Agent's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by the Required Lenders, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right and at its option, in the name of the Agent or the Companies or any of them, to file claims under any insurance policies with respect to the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

             (b) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to the Companies' or a Company's Inventory shall first reduce such Company's Revolving Loans. Upon the occurrence of an Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as the Agent may elect;

             (c) In the event the Companies or any one of them fails to provide the Agent with timely evidence, acceptable to the Agent, of its maintenance of insurance coverage required pursuant to subparagraph 7.5(a) above, the Agent may purchase, at the Companies' expense, insurance to protect the Agent's interests in the Collateral. The insurance acquired by the Agent may, but need not, protect the Companies' interest in the Collateral, and therefore such insurance may not pay claims which the Companies may have with respect to the Collateral or pay any claim which may be made against the Companies in connection with the Collateral. In the event the Agent purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Companies shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Chase Bank Rate for Revolving Loans set forth in subsection 8.1 of Section 8 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Agent may charge all of such premiums, fees, costs, interest and other charges to the Companies' Revolving Loan Account. Each of the Companies hereby acknowledges that the costs of the premiums of any insurance acquired by the Agent may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that the Agent purchases such insurance, the Agent will notify the Companies or the applicable Company of said purchase within thirty (30) days of the date of such purchase. If, within thirty
(30) days after the date of such notice, the Companies provide the Agent with proof that the Companies had the insurance coverage required pursuant to 7.5(a) above (in form and substance satisfactory to the Agent) as of the date on which the Agent purchased insurance and the Companies continued at all times to have such insurance, then the Agent agrees to cancel the insurance purchased by the Agent and credit the Companies' Revolving Loan Account with the amount of all costs, interest and other charges associated with any insurance purchased by the Agent, including with any amounts previously charged to the Revolving Loan Account.

         7.6 TAXES. Each of the Companies agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon the Companies or the Collateral unless such Taxes are being diligently contested in good faith by the applicable Companies by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder:
(a) for Taxes due the United States of America, or (b) which could reasonably be expected to create a valid obligation having priority over the rights granted to the Agent herein, such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Companies shall immediately pay such tax and remove the lien of record. If the Companies or any one of them fails to do so promptly, then at the Agent's election, the Agent may (i) create an Availability Reserve in such amount as it may deem appropriate in its reasonable business judgment, or (ii) upon the occurrence of a Default or Event of Default (that has not otherwise been waived by Required Lenders), imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on the Companies' behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

         7.7 COMPLIANCE WITH LAWS. Each of the Companies: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Companies or any one of them, provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely affect the Agent's and/or the Lenders' rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of their real property and operation of their business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies or any one of them; and (c) shall not be deemed to have breached any provision of this Paragraph 7.7 if (i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) the Companies promptly commence and diligently pursue a cure of such breach, and (iii) such failure is cured within (30) days following the Companies' receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

         7.8 FINANCIAL STATEMENTS. Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless the Agent shall have otherwise consented in writing, each of the Companies will furnish to the Agent and each Lender: (a) within one hundred five (105) days after the end of each Fiscal Year of each of the Companies, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of Parent, the Companies and their subsidiaries for such year, audited by independent public accountants selected by the Companies and satisfactory to the Agent; (b) within sixty (60) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of Parent, the Companies and their subsidiaries, certified by an authorized financial or accounting officer of the Companies; (c) within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Companies; and (d) from time to time, such further information regarding the business affairs and financial condition of the Parent, the Companies and/or any subsidiaries thereof as the Agent may reasonably request, including, without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections in form satisfactory to the Agent. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) each of the Companies' financial condition at the end of the particular accounting period, as well as the Companies' operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, PROVIDED, HOWEVER, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) the Companies have not received any notice of cancellation with respect to their property insurance policies; and (C) the Companies have not received any notice that could reasonably be likely to result in a material adverse effect on the value of the Collateral taken as a whole.

         7.9 NEGATIVE COVENANTS. Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, each of the Companies agrees that, without the prior written consent of the Agent, except as otherwise herein provided, the Companies or any one of them will not and will not permit any of their respective subsidiaries to:

             (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Companies' Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

             (b) Incur or create any Indebtedness (including contingent obligations for or on behalf of any affiliates) other than (i) Permitted Indebtedness and (ii) Indebtedness consisting of intercompany loans and contingent obligations in favor of and between the Companies and/or between a Company and a Guarantor;

             (c) Except as otherwise specifically permitted by this Financing Agreement (including subsection 7.13 hereof), sell, lease, assign, transfer or otherwise dispose of (i) Collateral, or (ii) either all, substantially all or any substantial part of a Company's assets which do not constitute Collateral, PROVIDED, however, that with respect to any proposed disposition or transfer of a substantial part of a Company's assets as aforesaid, (1) Agent shall be given reasonable prior written notice thereof, and (2) Agent's written consent thereto shall not be unreasonably withheld if, in the reasonable commercial discretion of Agent, such disposition or transfer could not reasonably be expected to adversely impact or affect the value of any Collateral, the ability of Agent to liquidate, market, sell, process or finish any Collateral, or Agent's liens on any Collateral;

             (d) Merge, consolidate or otherwise modify their respective corporate names, principal places of business, legal nature, organizational or governance structure (other than the identity or composition of its officers, directors, managers and other employees) or existence (or suffer or permit any of the foregoing), or re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by the Companies or any one of them, except that (A) the Companies may change their corporate names or principal places of business, or (B) a Company or a Guarantor may merge with and into any other Company (with such Company being the survivor of such merger), PROVIDED that: (i) in any such instance under (A) or (B) above the Companies shall give the Agent thirty (30) days prior written notice thereof and (ii) the Companies shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by the Agent to confirm the continuation and preservation of all security interests and liens granted to the Agent hereunder;

             (e) Assume, guarantee, endorse or otherwise become liable upon the obligations of any person, firm, entity or corporation, except (i) for Permitted Indebtedness or (ii) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

             (f) Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment (as defined below), except that wholly-owned subsidiaries of a Company may make Restricted Payments to such Company and a Company may make Restricted Payments to a Guarantor or to any affiliate of such Company which was acquired pursuant to an Acquisition in accordance with the terms hereof. For purposes hereof "Restricted Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity security of, or ownership interest in, a Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of, or ownership interest in, a Company now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Obligations; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of, or ownership interest in, either Company now or hereafter outstanding; or

             (g) Pay any management, consulting or other similar fees to any person, corporation or other entity affiliated with the Companies, other than (i) as otherwise permitted under subsection 7.13 hereof, or
         (ii) with respect to the payment of operating expenses incurred by NS Group, Inc. which are not specifically allocable to one of its subsidiaries, but which are, instead, allocated pro rata based on sales of its subsidiaries and billed to such subsidiary on a monthly basis consistent with historical practice.

         7.10 ADDITIONAL NEGATIVE COVENANTS. Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies, on a consolidated basis, shall not, without the prior written consent of the Agent:

                  (i) enter into any Operating Lease if after giving effect
              thereto the aggregate obligations with respect to Operating Leases of the Companies during any Fiscal Year would exceed $10,000,000; or

                  (ii) contract for, purchase, make expenditures for, lease
              pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any Fiscal Year of the Companies in an aggregate amount exceeding $20,000,000.

         7.11 ENVIRONMENTAL EXPENDITURES AND LIABILITIES. Each of the Companies agrees to advise the Agent in writing of: (a) all expenditures (actual or anticipated) in excess of $1,000,000 from the budgeted amount therefor in any Fiscal Year for (x) environmental clean-up, (y) environmental compliance or (z) environmental testing and the impact of said expenses on each of the Companies' working capital; and (b) any notices either of the Companies receives from any local, state or federal authority advising the Companies of any environmental liability (real or potential) stemming from any of the Companies' operations, their premises, their waste disposal practices, or waste disposal sites used by any of the Companies, that relate to any circumstance or condition that could reasonably be expected to result in a material adverse effect on the operations, business, assets, prospects or finances of such Company, and to provide the Agent with copies of all such notices if so required.

         7.12 INDEMNIFICATION. Each of the Companies hereby agrees to indemnify and hold harmless the Agent and its officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by the Agent pursuant to any indemnity provided by the Agent with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the Depository Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and (b) any and all claims or expenses asserted against the Agent as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate or the Collateral; or any claim or expense which results from any of the Companies' operations (including, but not limited to, any of the Companies' off-site disposal practices) and use of the Real Estate, which the Agent may sustain or incur (other than solely as a result of the actions of the Agent (or the Lenders or anyone acting on their behalf) on the Companies' premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. The Companies hereby agree that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. The Agent may, in its sole business judgment, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

         7.13 TRANSACTIONS WITH AFFILIATES. Without the prior written consent of the Agent and except as expressly permitted under subsection 7.9 above, the Companies agree that they will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with the Parent or any subsidiary or affiliate of the Companies or Parent, PROVIDED that, except as otherwise expressly prohibited in this Financing Agreement (i) the Companies or any one of them may enter into transactions in the ordinary course of their business and pursuant to the reasonable requirements of any such Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to such Company than such Company could obtain in a comparable arms length transaction with an unrelated third party, (ii) any Loan Party may transfer Equipment to any other Loan Party, (iii) Loan Parties may convey or transfer title to Inventory to any other Loan Party so long as (A) Agent is given no less than 15 days prior written notice of such conveyance or transfer and the reasons therefor (if such transfer is to a Loan Party other than a Company), (B) Agent's first priority, perfected lien on the subject Inventory is retained, (C) such Loan Party promptly execute and deliver to Agent such additional documents or instruments as Agent shall request for purposes of maintaining or preserving its first priority, perfected security interests in the affected Collateral or otherwise facilitating its administration and monitoring of the Collateral, and (D) the Companies shall concurrently with or prior to such transfer repay the existing Obligations by wire transfer of immediately available funds in an amount equal to the lesser of the fair market value or the book value of such transferred Collateral (if such transfer is to a Loan Party other than a Company), and (iv) any Loan Party may make Intercompany Loans and may establish intercompany accounts which are maintained or generated in the ordinary course of business consistent with the past practices of the Loan Parties and not otherwise prohibited hereunder.

         7.14 SYNDICATION BY AGENT. Each of the Companies, Agent and Lenders hereby acknowledge and agree that Agent may continue in its efforts to syndicate this credit facility and designate additional financial institutions to be joined as signatories hereto and to become Lenders hereunder. Each of the Companies agrees that it will use commercially reasonable efforts to and shall cause each of the Guarantors to, actively assist and cooperate with Agent in any manner reasonably requested by Agent to effect the sale of an assignment permitted hereunder, including without limitation (i) assistance in the preparation of appropriate disclosure documents or placement memoranda, (ii) providing and causing their respective agents and advisors to provide such information as Agent reasonably deems necessary to complete the syndication, and
(iii) making officers and management employees available from time to time to participate in and to make presentations to prospective Lenders.

         7.15 RIGHTS TO GENERAL INTANGIBLES. Each Company shall use its commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise remedies hereunder and under the other Loan Documents with respect to any of such Company's rights under any General Intangibles, including its rights as a licensee of Software.

         7.16 NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. Promptly, but in any event within five Business Days after a Company Obtained Knowledge (as defined below) thereof, the Companies shall notify Agent in writing, with sufficient detail and specificity as to the nature thereof, of the occurrence of (a) any Event of Default or Default, (b) any default by any Company or by any Guarantor under any agreement, instrument or document, the result of which would be to allow the holder thereof to accelerate Indebtedness or impose liabilities (whether direct, indirect, contingent or otherwise) on such Company or Guarantor in an amount exceeding $5,000,000, or (c) any other circumstance, development, occurrence or condition that could reasonably be expected to materially adversely effect the business, operations, financial condition, prospects or assets of either Company or any Guarantor, or the validity, enforceability, priority or perfection of the liens and security interests of Agent in the Collateral. For purposes of this paragraph, a Company shall be deemed to have "Obtained Knowledge" of any fact, event, development, occurrence, condition or circumstance when any officer or executive of such Company actually knew thereof, should have known thereof, or otherwise may have knowledge thereof constructively imputed to him or her under any cognizable legal theory or standard, whether based on tort, statute or otherwise.

         7.17 RIGHTS OF FIRST REFUSAL OF AGENT AND LENDERS. Agent and Lenders, jointly, shall have and the Companies and Parent do hereby grant to Agent and to Lenders a right of first refusal with respect to any working capital loans or asset based revolver financing now or hereafter sought by any Guarantor (such a Guarantor, for purposes of this subsection, a "Potential Borrower"). If such Potential Borrower receives a bona fide proposal or a commitment (each a "New Financing Proposal") from a financial institution for working capital financing as aforesaid, which such Potential Borrower desires to accept, it shall first provide the Agent a copy of such New Financing Proposal, and Lenders shall have the right to provide such financing to the Potential Borrower on substantially the same terms and conditions set forth therein. The Potential Borrower and the Lenders (through the Agent, if applicable) shall negotiate the terms of such financing in good faith. If the Lenders desire to provide such financing, then they shall issue a commitment to provide such financing to the Potential Borrower within fifteen (15) days following Agent's receipt of such proposal or commitment (such period, the "Exercise Period"). Failure of the Lenders to respond within the Exercise Period shall automatically be deemed a waiver of their respective rights to provide such financing, without further action of the parties, and said Potential Borrower may proceed with the financing transaction with the other financial institution(s) in substantial accord with the terms of the applicable New Financing Proposal (including a closing of the subject financing within the periods prescribed within such New Financing Proposal, and in any event within 90 days of the expiration of the Exercise Period). The failure to close a financing transaction pursuant to and substantially in accordance with the terms of a New Financing Proposal within 90 days of the expiration of the Exercise Period, or any change in a material terms of any New Financing Proposal, in either case, shall be deemed to constitute a new New Financing Proposal and shall give rise to a new right of first refusal by the Lenders hereunder with respect thereto. Upon request from the Potential Borrower, Agent, on behalf of the Lenders, will provide written confirmation of their waiver of the right to provide such financing

         Agent shall immediately supply each Lender with a copy of any New Financing Proposal received by it from the Potential Borrower. If any Lender declines to provide its pro rata share of the commitments with respect to such New Financing Proposal, such pro rata share of the declining lender will be offered to the remaining Lenders on a pro rata basis, seriatim.

         7.18 SUBSIDIARIES. The Companies hereby represent and warrant to Agent and Lenders that as of the Closing Date Parent has no subsidiaries other than Erlanger, NK Management and the

Companies and that none of the Guarantors (other than Parent) or the Companies has any subsidiaries. The Companies covenant to Agent to promptly notify Agent of the creation or acquisition of any new subsidiary by any Loan Party.

         7.19 TRIDENT AND BECKMAN. The Companies hereby represent and warrant to Agent that as of the Closing Date neither Trident Steel Corporation ("Trident") nor Kevin C. Beckmann ("Beckman") has or, to their knowledge, claims to have any interest, including any security interest, any equipment, inventory, goods, supplies or other personal property of the Companies, that neither Company is or is acting as an agent on behalf of either Beckman or Trident, and that Trident has no offices at and is not otherwise located at Newport's offices at Wilder, Kentucky, notwithstanding the address appearing on any UCC financing statement identifying Trident as debtor, to the contrary.

SECTION 8. INTEREST, FEES AND EXPENSES.

         8.1 INTEREST.

             (a) Interest on the Revolving Loans shall be payable (i) monthly on the first day of each month at the Chase Bank Rate with respect to Revolving Loans bearing interest at the Chase Bank Rate, and (ii) at the end of each Interest Period at the LIBOR with respect to Revolving Loans bearing interest at the LIBOR, such interest rate selection to be at the Companies' option in accordance with the terms of this Section
         8. Chase Bank Rate Loans shall be an amount equal to the Chase Bank Rate plus the Interest Rate Margin per annum on the average of the net balances owing by each of the Companies to the Agent in the Revolving Loan Account at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Chase Bank Rate Loans shall change, as of the date of such change, and continue to carry the applicable Interest Rate Margin. The rate hereunder for Chase Bank Rate Loans shall be calculated based on a 360-day year. The Agent shall be entitled to charge each such Companies' Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

             (b) Upon and after the occurrence of an Event of Default and the giving of any required notice by the Agent in accordance with the provisions of
Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

         8.2 INTENTIONALLY OMITTED.

         8.3 LETTER OF CREDIT GUARANTY FEE. In consideration of the Letter of Credit Guaranty of the Agent, the Companies shall pay the Agent the Letter of Credit Guaranty Fee which shall be an amount equal to (a) one and three quarter percent (1.75%) on the face amount of each documentary Letter of Credit payable upon issuance thereof and (b) one and three quarter percent (1.75%) per annum, payable monthly, on the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit.

         8.4 FEES AND EXPENSES OF ISSUING BANKS. Any and all charges, fees, commissions, costs and expenses charged to the Agent for the Companies' account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by the Agent, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on the Agent.

         8.5 OUT-OF-POCKET EXPENSES AND DOCUMENTATION FEE. Each of the Companies shall reimburse or pay the Agent, as the case may be, for: (a) all Out-of-Pocket Expenses and (b) any applicable Documentation Fee.

         8.6 LINE OF CREDIT FEE. On the first day of each month, commencing on April 1, 2002, the Companies shall pay to the Agent the Line of Credit Fee and, if applicable, interest at the rate set forth in Section 8.1 on the Collection Days for the immediately preceding month.

         8.7 LOAN FACILITY FEE. To induce the Agent to enter into this Financing Agreement and to extend to the Companies the Revolving Loans, and Letter of Credit Guaranties, the Companies shall pay to the Agent a Loan Facility Fee in the amount of $375,000.00 (which amount includes the Documentation Fee in subparagraph (a) of the definition thereof) payable upon execution of this Financing Agreement. The Commitment Fee (as defined in and paid by the Companies pursuant to that certain commitment letter dated June 13, 2001 by Agent to the Companies, and subject to the terms contained therein), shall be credited toward the Loan Facility Fee upon consummation of this financing transaction on the Closing Date.

         8.8 ADMINISTRATIVE MANAGEMENT FEE. On the Closing Date and each Anniversary Date thereafter, the Companies shall pay to the Agent the Administrative Management Fee, which shall be deemed fully earned when paid provided that if the Companies terminate this Financing Agreement effective on an Anniversary Date, then the Administrative Management Fee shall not be payable on such Anniversary Date.

         8.9 ADDITIONAL FEES AND EXPENSES. The Companies shall pay the Agent's standard charges and fees for the Agent's personnel used by the Agent in connection with reviewing the books and records of the Companies and verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral for up to two times in any calendar year (provided, however, that after the occurrence and during the continuance of a Default or if an Event of Default exists there shall be no limit on the number and nature of such reviews and inspections that Agent may conduct at Companies' expense as aforesaid); all such charges and fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses.

         8.10 AGENT'S RIGHT TO CHANGE THE REVOLVING LOAN ACCOUNT. Each of the Companies hereby authorizes the Agent to charge the Revolving Loan Account with the amount of all their Obligations due hereunder as such payments become due. The Companies hereby confirm and agree that they shall promptly pay any Obligations that are then due and payable to the Agent upon its request therefor. Each of the Companies confirms that (i) its liability for any and all of the fee obligations (including without limitation, those set forth in 8.6 through 8.9 above) and Out-of-Pocket Expenses, set forth in this Financing Agreement and in any of the other Loan Documents is joint and several, (ii) the Companies, as between themselves, shall determine how to pro-rate any such payments due hereunder, and (iii) for ease of administration, the Agent may charge the Revolving Loan Account with the amount of any such fee payments and any such charges which the Agent may so make to the Companies' Revolving Loan Account as herein provided will be made as an accommodation to the Companies and solely at the Agent's discretion.

         8.11 REDUCTION OF RETURN. In the event that the Agent or any Lender hereunder (or any financial institution which may from time to time become a Lender hereunder) shall have determined in the exercise of its reasonable business judgment that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by the Agent or such Lender with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or such Lender's capital as a consequence of its obligations hereunder to a level below that which the Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent or such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by the Agent or such Lender to be material, then, from time to time, the Companies shall pay no later than five (5) Business Days following demand to the Agent or such Lender such additional amount or amounts as will compensate the Agent's or such Lender's for such reduction. In determining such amount or amounts, the Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.11 shall be available to the Agent or such Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of the Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate the Agent or such Lender with respect to this
Section 8 and the calculation thereof when delivered to the Companies shall be conclusive on the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Agent or such Lender has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which the Agent or such Lender actually required to be made whole, the excess, if any, shall be returned to the Companies by the Agent or such Lender, as applicable.

         If the Companies receive a statement of amounts due pursuant to this subsection 8.11 (or pursuant to subsection 8.12 below from a Lender (any such Lender, a "Subject Lender"), so long as (i) no Default or Event of Default shall have occurred and be continuing and the Companies have obtained a commitment from another Lender reasonably acceptable to Agent to purchase, at par, the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not an Issuing Bank with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements acceptable to such Issuing Bank (such as a "back-to-back" letters of credit) are made) and (iii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to the Companies hereunder (or under subsection 8.12, as applicable) upon 10 Business Days prior written notice to the Subject Lender and Agent, the Companies may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders or other Persons pursuant to the provisions of subsection 13.9 below; PROVIDED that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts due and owing hereunder or under any Loan Document through such date of replacement and a release from its obligations under the Loan Documents,
(2) the processing and recording fee required to be paid by subsection 13.9 shall have been paid to Agent, and (3) all of the requirements for such assignment contained in subsection 13.9, including, without limitation, the consent of Agent (if required, provided that the consent of Agent, shall not be unreasonably withheld) and the receipt by Agent of an executed Assignment and Transfer Agreement and other supporting documents, have been fulfilled.

         8.12 TAXES. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by the Agent or such Lender with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

              (a) subject the Agent or such Lender to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to the Agent or such Lender of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of the Agent or such Lender by the federal government or the jurisdiction in which it maintains its principal office);

              (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by the Agent or such Lender by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

              (c) impose on the Agent or such Lender any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to the Agent or such Lender of making, renewing or maintaining its loans hereunder by an amount that the Agent or such Lender deems to be material in the exercise of its reasonable business judgment or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that the Agent or such Lender deems to be material in the exercise of its reasonable business judgment, then, in any case the Companies shall pay the Agent or such Lender, within five
         (5) Business Days following its demand, such additional cost or such reduction, as the case may be. The Agent or such Lender shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Agent or such Lender has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Companies in whole or in part exceed the amount which the Agent or such Lender actually required pursuant hereto, the excess, if any, shall be returned to the Companies by the Agent or such Lender.

         8.13 LIBOR LOANS. The Companies may request LIBOR Loans on the following terms and conditions:

              (a) The Companies may elect, subsequent to three (3) days from the Closing Date and from time to time thereafter (i) to request any loan made hereunder to be a LIBOR Loan as of the date of such loan or (ii) to convert Chase Bank Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Companies elect to convert Chase Bank Rate Loans to LIBOR Loans, it shall give the Agent at least three Business Days' prior irrevocable notice of such election. All or any part of outstanding Chase Bank Rate Loans then outstanding with respect to Revolving Loans may be converted to LIBOR Loans as provided herein, PROVIDED that partial conversions shall be in multiples in an aggregate principal amount of $1,000,000 or more. The aggregate amount of all such LIBOR Loans shall not exceed an amount equal to $30,000,000 at any one time outstanding.

              (b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, PROVIDED the Companies so notify the Agent, at least three (3) Business Days' prior to the expiration of said Interest Period, and PROVIDED FURTHER that no LIBOR Loan may be continued as such upon the occurrence of any material Default or Event of Default that has not otherwise been waived by Required Lenders under this Financing Agreement, but shall be automatically converted to a Chase Bank Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification of continuation, LIBOR Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Companies pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, or three month period. Notwithstanding anything to the contrary contained herein, the Agent (or any Lender, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "match fund" to fund LIBOR Loans, but any and all provisions hereof relating to LIBOR Loans shall be deemed to apply as if the Agent (and any Lender, if applicable) had purchased such deposits to fund any LIBOR Loans.

              (c) The Companies may request a LIBOR Loan, convert any Chase Bank Rate Loan or continue any LIBOR Loan provided that (i) no material Default or Event of Default has occurred and is continuing hereunder or which has not been waived in writing by the Required Lenders, and (ii) no LIBOR Loan shall be made with an Interest Period that ends subsequent to the Maturity Date or any applicable Early Termination Date.

         8.14 INTEREST ON LIBOR LOANS. (a) The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBOR determined for each Interest Period in accordance with the terms hereof plus the applicable Interest Rate Margin.

              (b) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the last Interest Period therefor.

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

              (c) The Companies may not have more than five (5) Revolving Loans which are LIBOR Loans outstanding at any given time.

         8.15 CALCULATION OF INTEREST ON LIBOR LOANS. (a) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360 day year and shall be payable as of the end of each Interest Period.

              (b) the Agent shall, at the request of the Companies, deliver to the Companies a statement showing the quotations given by JPMorgan Chase Bank and the computations used in determining any interest rate pursuant to Paragraph
8.14 of Section 8 hereof.


         8.16 INABILITY TO ASCERTAIN LIBOR. As further set forth in subsection
8.12 above, in the event that the Agent (or any financial institution which may become a Lender hereunder) shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon the Companies absent manifest error) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to; (a) a proposed loan that the Companies have requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give written notice of such determination to the Companies at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Chase Bank Rate Loan, (ii) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Chase Bank Rate Loan. Until such notice has been withdrawn by the Agent, no further LIBOR Loan shall be made nor shall the Companies have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

         8.17 PAYMENT OF LIBOR LOANS. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

         8.18 ILLEGALITY. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for the Agent to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Chase Bank Rate Loans as of the end of the applicable Interest Period, or within such earlier period as required by law. The Companies hereby agree promptly to pay the Agent, upon demand, any additional amounts necessary to compensate the Agent for any costs incurred by the Agent in making any conversion in accordance with this Section 8 including, but not limited to, any interest or fees payable by the Agent to lenders of funds obtained by the Agent in order to make or maintain LIBOR Loans hereunder.


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

         8.19 INDEMNIFICATION. The Companies agree to indemnify and to hold the Agent (and each Lender) harmless from any loss or expense which the Agent or such Lender may sustain or incur as a consequence of: (a) Default by the Companies in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by the Agent or such Lender to lenders of funds obtained by either of them in order to maintain the LIBOR Loans hereunder; (b) default by the Companies in making a borrowing or conversion after the Companies have given a notice in accordance with Paragraph 8.13 of
Section 8 hereof; (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the Proceeds of Collateral to the Revolving Loans; and (d) default by the Companies in making any prepayment after the Companies have given notice to the Agent thereof. The determination by the Agent of the amount of any such loss or expense, when set forth in a written notice to the Companies, containing the Agent's calculations thereof in reasonable detail, shall be conclusive on the Companies in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though the Agent had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; PROVIDED, HOWEVER, that the Agent may fund each of the LIBOR Loans in any manner the Agent sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent shall apply all Proceeds of Collateral and all other amounts received by it from or on behalf of the Companies (i) initially to the Chase Bank Rate Loans and (ii) subsequently to LIBOR Loans; PROVIDED, HOWEVER, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and the Agent shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

         8.20 REGULATORY CHANGES. Notwithstanding anything to the contrary in this Financing Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to the Agent, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation
D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Agent of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), the Agent either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of the Agent which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Agent so elects by notice to the Companies, the obligation of the Agent to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

         8.21 DEFINITION OF LENDER. For purposes of this Financing Agreement and
Section 8 thereof, any reference to a Lender shall include any financial institution which may become a Lender subsequent to the Closing Date.

SECTION 9. POWERS OF AGENT.

         Each Company hereby constitutes the Agent, or any person or agent the Agent may designate, as its attorney-in-fact, at the Companies' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to the Agent have been paid in full:

                  (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Companies or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

                  (b) To receive, open and dispose of all mail addressed to the Companies or any one of them and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

                  (c) To request from customers indebted on Accounts at any time, in the name of the Agent information concerning the amounts owing on the Accounts;

                  (d) To request from customers indebted on Accounts at any time, in the name of the Companies or any one of them, in the name of certified public accountant designated by the Agent or in the name of the Agent's designee, information concerning the amounts owing on the Accounts;

                  (e) To transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the Companies' account; and

                  (f) To take or bring, in the name of the Agent or the Companies or any one of them, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

         Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (c), (e) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES.

         10.1 EVENTS OF DEFAULT. Notwithstanding anything herein to the contrary, the Agent may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default that is not waived in writing by Agent or Required Lenders:

              (a) cessation of the business of any Company or the calling of a meeting of the creditors of any Company for purposes of compromising the debts and obligations of such Company;

              (b) the failure of any Company to generally meet its debts as they mature;

              (c) (i) the commencement by any Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against any Company, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of such Company, which proceeding shall not have been controverted within fifteen (15) days or shall not have been dismissed and vacated within forty five (45) days of commencement, or any of the actions sought in any such proceeding shall occur or the Company shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by Parent or any Company's subsidiaries, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against Parent or any Company's subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, which proceeding shall not have been controverted within fifteen (15) days and shall not have been dismissed or vacated within forty five (45) days of commencement, or any of the actions sought in any such proceeding shall occur or any Company's subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding;

              (d) other than as set forth in sub-paragraph (e) below, any breach by any Company of any warranty or representation in any material respect, or of any covenant contained herein or in any other written agreement between such Company and the Agent, provided that such Default by such Company of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to the Agent's satisfaction for a period of thirty (30) days from the earlier of (i) the date notice is given by Agent to the Companies of such breach and (ii) the date on which the Companies knew or should reasonably have known of such breach;

              (e) breach by any Company of any warranty, representation or covenant of Paragraphs 3.3 (other than the fourth sentence of Paragraph 3.3) and 3.4 of Section 3 hereof; Paragraph 6.3 of Section 6 hereof; Paragraphs 7.1, 7.5, 7.6, 7.8 through 7.14 and 7.17 hereof;

              (f) failure of the Companies or any one of them to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Revolving Loan Account on the due date thereof;

              (g) the Companies or any one of them shall (i) engage in any non-exempt "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA, for which notice has not been waived, (iv) terminate any "defined benefit plan", as defined in ERISA,
         Section 3(35) or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this sub-paragraph (h) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of the Agent, subject any of the Companies to any tax, penalty or other liability material to the business, operations or financial condition of any such Company;

              (h) without the prior written consent of the Agent and, except as permitted in the Intercreditor Agreement, the Senior Note Debt shall be amended or modified in any manner;

              (i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Senior Note Debt or (y) any other Indebtedness of the Companies or any one of them having a principal amount, singly or together with any other Indebtedness, in excess of $5,000,000;

              (j) any Guarantor becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under Title 11 of the United States Code or any similar law or regulation is filed by or against any such Guarantor (which proceeding shall not have been controverted within fifteen (15) days and shall not have been dismissed or vacated within forty five (45) days of commencement), if any Guarantor shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against such Guarantor for its dissolution or liquidation, the revocation, termination, or cancellation of any Guaranty without the written consent of Agent, or if any Guarantor contests the validity, enforceability of any Guaranty;

              (k) Parent ceases to beneficially and of record own and control, directly or indirectly, free and clear of all liens other than liens in favor of Agent, all of the issued and outstanding shares of each class of capital stock or other equity securities of each Company entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the boards of directors of such Company; or

              (l) any Guarantor shall, without the prior written consent of Agent (A) merge (except that a Guarantor may merge with and into a Company provided that such Company is the survivor of such merger), (B) consolidate (C) otherwise modify (i) its legal existence (in a manner which could reasonably be expected to have a material adverse effect on the Collateral or otherwise impair, jeopardize, prejudice or compromise the rights, interests and claims of Agent or any Lender under any Loan Document), or (ii) its capital structure (except in connection with issuances, repurchases or other changes in Parent's publicly traded securities or any options or warrants relating thereto, or as otherwise not prohibited by the express terms of this Financing Agreement) or (D) enter into or engage, directly or indirectly, in any operation or activity materially different from that presently being conducted by such Person as of the date hereof.

         10.2 REMEDIES UPON A DEFAULT OR AN EVENT OF DEFAULT. Upon the occurrence of a Default and/or an Event of Default, the Agent in its sole discretion may, or upon the written direction of the Required Lenders the Agent shall, declare that, all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement shall be thereafter in the Agent's or the Required Lenders' sole discretion, and the obligation of the Agent and/or the Lenders to make Revolving Loans and open Letters of Credit and provide Letter of Credit Guaranties shall cease unless such Default or Event of Default is waived in writing by the Required Lenders or cured to the Agent's or the Required Lenders' satisfaction in the exercise of the Agent's and the Lenders' reasonable judgment. Upon the occurrence of an Event of Default, the Agent in its sole discretion may, or upon the written direction of the Required Lenders the Agent shall, declare that: (a) all Obligations shall become immediately due and payable; (b) the Agent may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, provided that, with respect to this clause "(b)" the Agent has given the Companies written notice of the Event of Default, provided further however, that no notice is required if the Event of Default is the Event listed in Paragraph 10.1(c) of this Section 10; and (c) the Agent may immediately terminate this Financing Agreement upon notice to the Companies, provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1(c) of this
Section 10, this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by the Agent. The exercise of any option is not exclusive of any other option, which may be exercised at any time by the Agent.

         10.3 ADDITIONAL REMEDIES UPON AN EVENT OF DEFAULT. Immediately upon the occurrence of any Event of Default, the Agent may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Companies' expense, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Companies or the Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Companies or the Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory and/or Other Collateral without judicial process, and to enter any premises where any Inventory and/or Other



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

Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Companies or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including but not limited to warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory shall require rebuilding, repairing, maintenance, processing or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as the Agent shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Any action taken by CIT pursuant to this paragraph shall not effect commercial reasonableness of the sale. The Companies agree, at the request of the Agent, to assemble the Inventory and to make it available to the Agent at premises of the Companies or elsewhere and to make available to the Agent the premises and facilities of the Companies for the purpose of the Agent's taking possession of, removing or putting the Inventory in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten
(10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as the Agent may elect, and the Companies shall remain liable to the Agent for any deficiencies, and the Agent in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom.

         The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Companies hereby indemnify the Agent and hold the Agent harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Agent by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Companies, the Companies as debtors-in-possession, any secured or unsecured creditors of the Companies, any trustee or receiver in bankruptcy, or otherwise), and the Companies hereby agree to so indemnify and hold the Agent harmless, absent the Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof, the Agent may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgment.

SECTION 11. TERMINATION.

         This Agreement shall terminate and all Obligations shall become immediately due and payable on the Maturity Date. Notwithstanding the foregoing the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the

Event of Default is an event listed in Paragraph 10.1(c) of Section 10 of this Financing Agreement, this Financing Agreement shall terminate in accordance with subsection 10.2 hereof. The Companies may terminate this Financing Agreement at any time upon thirty (30) days' prior written notice to the Agent, provided that the Companies pay to the Agent an Early Termination Fee on the effective date of the termination pursuant to such notice. The Companies may rescind and cancel any such notice of termination at any time prior to the expiration of the applicable 30 day notice period, provided that such cancellation shall be irrevocable and that any subsequent notice of termination given by the Companies pursuant to this Section 11 shall be subject to a new 30 day prior written notice requirement. Notwithstanding the foregoing, the Early Termination Fee shall not be payable in the event that the Companies terminate this Financing Agreement as a result of the financial impact of subsections 8.11, 8.12 or 8.18 hereof, provided that any replacement financing does not contain provisions that are the same or similar to said subsection 8.11, 8.12 or 8.18, as applicable, and provided further that neither Agent nor the Companies (exercising their good faith commercially reasonably efforts) have been able to obtain a replacement Lender in accordance with subsection 8.11 hereof. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by the Companies for purposes hereof. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, the Agent may withhold any balances in the Companies' account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount of 110% of the undrawn face amount of any outstanding Letters of Credit with an expiry date on, or within thirty (30) days of the effective date of termination of this Financing Agreement. All of the Agent's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12. MISCELLANEOUS.

         12.1 WAIVERS; REMEDIES CUMULATIVE. Except as otherwise expressly set forth herein, the Companies hereby waive diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

         12.2 ENTIRE AGREEMENT. This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Companies and the Agent; supersede any prior agreements; can be changed only by a writing signed by both the Companies and the Agent; and shall bind and benefit the Companies and the Agent and their respective successors and assigns.

         12.3 MAXIMUM INTEREST AND FEES. In no event shall the Companies, upon demand by the Agent for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Agent shall


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

never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Agent ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

         12.4 PROVISIONS SEVERABLE. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         12.5 TRIAL BY JURY; SERVICE OF PROCESS. EACH OF THE COMPANIES, THE LENDERS AND THE AGENT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL THE AGENT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         12.6 NOTICES. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any of the Companies with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Companies for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Companies from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United States mail, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

         (A)      if to the Agent, at:

                    The CIT Group/Business Credit, Inc.
                    10 South LaSalle Street
                    22nd Floor
                    Chicago, IL  60603
                    Attn:  Regional Credit Manager
                    Fax No.:  (312)424-9797


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

         (B)      if to either or both of the Companies at:

                    c/o NS Group, Inc.
                    530 W. Ninth Street
                    Newport, KY  41071
                    Attn: Treasurer
                    Fax No.: (859)292-0593

With a courtesy copy of any material notice to the Companies' counsel at:

                    Bryan Cave, LLP
                    One Metropolitan Square
                    211 N. Broadway, Suite 3600
                    St. Louis, Missouri  63102
                    Attn:  William F. Seabaugh, Esq.
                    Fax No.  (314) 259-2020

         (C) if to any other Lender hereunder, at the address set forth therefor in the applicable Assignment and Assumption Agreement provided, however, that the failure of the Agent to provide the Companies' counsel with a copy of such notice shall not invalidate any notice given to the Companies and shall not give the Companies any rights, claims or defenses due to the failure of the Agent to provide such additional notice.

         12.7 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD FOR ITS CONFLICTS OF LAWS PRINCIPLES AND EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

SECTION 13. AGREEMENTS RELATING TO LENDERS.

         13.1 DISBURSEMENTS OF LOANS AND ADVANCES. (a) The Agent, for the account of the Lenders, shall disburse all loans and advances to the Companies and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Companies and for purposes of this Section 13 the Agent is using the funds of the Agent.

         (b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Companies that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Companies a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on


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

demand, from the Companies without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the Companies the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

         13.2 REMITTANCES ON SETTLEMENT DATES. On each Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of such Settlement Date, the Lenders shall have their proportionate share of all outstanding Obligations.

         13.3 ACCOUNT STATEMENTS. The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Companies.

         13.4 INTEREST AND FEES. The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders
(a) their pro rata portion of all fees in accordance with that certain Fee Letter of even date herewith by and among Agent and Lenders; and (b) interest computed at the rate and as provided for in Section 8 of this Financing Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of the Companies' interest.

         13.5 PARTICIPATIONS. (a) The Companies acknowledge that the Lenders with the prior written consent of the Agent may sell participation in the loans and extensions of credit made and to be made to the Companies hereunder. The Companies further acknowledge that in doing so, the Lenders may grant to such participants certain rights which would require the participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section 14, Paragraph 14.10 hereof.

         (b) The Companies authorize each Lender to disclose to any participant or purchasing lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Companies and their affiliates which has been delivered to such Lender by or on behalf of the Companies pursuant to this Financing Agreement or which has been delivered to such Lender by or on behalf of the Companies in connection with such Lender's credit evaluation of the Companies and their affiliates prior to entering into this Financing Agreement, provided that such Transferee agrees to hold such information in confidence in accordance with subsection 14.14 of
Section 14 hereof.

         13.6 OBLIGATIONS SEVERAL. The Companies hereby agree that each Lender is solely responsible for its portion of the Revolving Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Revolving Line of Credit. Further, should any Lender refuse to make available its portion of the Revolving Line of Credit, then the other Lender may, but without obligation to do so, increase, unilaterally, its portion of the Revolving Line of Credit in which event the Companies are so obligated to that other Lender.


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

         13.7 LITIGATION. In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by the Companies or any one of them, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by the Companies or from the Proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that (a) predate the date of this Financing Agreement or (b) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

         13.8 RIGHT OF SET-OFF. Each of the Lenders agrees with each other Lender that any money or assets of the Companies held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after (a) the occurrence of an Event of Default and (b) the election by the Required Lenders to accelerate the Obligations. In addition, the Companies authorize, and the Lenders shall have the right, without notice, upon the occurrence of an Event of Default, to set-off and apply against any and all property held by, or in the possession of such Lender, the Obligations then due and payable to such Lenders. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's pro rata share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective pro rata share of the aggregate Commitments. The Companies agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such amount so set off to the Agent for the benefit of all Lenders in accordance with their pro rata shares.

         13.9 ASSIGNMENTS. The Agent, in its capacity as a Lender, shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Revolving Line of Credit, the Revolving Loans and its rights and obligations with respect to Letters of Credit). Upon execution of an Assignment and Transfer Agreement, (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the Agent (as Lender) as the case may be hereunder and (b) the Agent shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Companies shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the loans and advances and extensions of credit hereunder without the prior written consent of the Agent. In the event that the Agent consents to any such assignment by any other Lenders (i) the amount being assigned shall in no event be less than the lesser of (x) $5,000,000 or (y) the entire interest of such Lender hereunder, (ii) such


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

assignment shall be of a pro-rata portion of all of such assigning Lender's loans and commitments hereunder and (iii) the parties to such assignment shall execute and deliver to the Agent an Assignment and Transfer Agreement, and, at the Agent's election, a processing and recording fee of $1,000 payable by the Companies to the Agent for its own account.

SECTION 14. AGENCY.

         14.1 APPOINTMENT OF AGENT. Each Lender hereby irrevocably designates and appoints CIT as the Agent for the Lenders under this Financing Agreement and any ancillary loan documents and irrevocably authorizes CIT as the Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Agent.

         14.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

         14.3 LIABILITY OF AGENT. Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Companies or any officer thereof contained in this Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all ancillary documents or for any failure of the Companies to perform their obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all ancillary documents or to inspect the properties, books or records of the Companies.

         14.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Companies), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the Lenders, or the

Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         14.5 NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Companies describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be; PROVIDED that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders. In the event the Agent in its sole discretion, or at the request of the Required Lenders, continues to make Revolving Loans and advances under this Financing Agreement upon the occurrence of a Default or Event of Default, any such Revolving Loans and advances may be in such amounts (subject to Paragraph 14.10 hereof) and on such additional terms and conditions as the Agent or the Required Lenders may deem appropriate.

         14.6 CREDIT DECISIONS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Companies shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Companies and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Companies. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

         14.7 INDEMNIFICATION BY LENDERS. (a) The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Companies and without limiting the obligation of the Companies to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, all Out-of-Pocket Expenses) of any kind whatsoever (including negligence on the part of the Agent) which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Financing Agreement or any ancillary documents or any documents



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

contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the Obligations.

         (b) The Agent will use its reasonable business judgment in handling the collection of the Accounts, enforcement of its rights hereunder and realization upon the Collateral but shall not be liable to the Lenders for any action taken or omitted to be taken in good faith or on the written advice of counsel. The Lenders expressly release the Agent from any and all liability and responsibility (express or implied), for any loss, depreciation of or delay in collecting or failing to realize on any Collateral, the Obligations or any guaranties therefor and for any mistake, omission or error in judgment in passing upon or accepting any Collateral or in making (or in failing to make) examinations or audits or for granting indulgences or extensions to the Companies, any Account Debtor or any guarantor, other than resulting from the Agent's gross negligence or willful misconduct.

         14.8 AGENT AS A LENDER. The Agent may make loans to, and generally engage in any kind of business with the Companies as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         14.9 SUCCESSOR AGENT. The Agent may resign as the Agent upon 30 days' notice to the Lenders and to the Companies and such resignation shall be effective upon the appointment of a successor "Agent". If the Agent shall resign as "Agent" hereunder, then the Lenders shall appoint a successor "Agent" for the Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as "Agent" shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any retiring Agent's resignation hereunder as the Agent the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent. Notwithstanding the provisions of this Financing Agreement to the contrary and provided no Event of Default then exists, the Companies may terminate this Financing Agreement without payment of any Early Termination Fee at any time within the one year period following receipt by the Companies of the notice of resignation provided by Agent pursuant to this subsection 14.9.

         14.10 CONSENT OF LENDERS REQUIRED. Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all Lenders: (a) amend the Financing Agreement to (i) increase the Revolving Line of Credit; (ii) reduce the interest rates; (iii) reduce or waive (x) any fees in which the Lenders share hereunder, or (y) the repayment of any Obligations due the Lenders; (iv) extend the maturity of the Obligations; or (v) alter or amend (x) this Paragraph 14.10 or (y) the definitions of Eligible Accounts Receivable,


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

Eligible Inventory, Inventory Loan Cap, Collateral or Required Lenders, or (vi) increase the advance percentages against Eligible Accounts Receivable or Eligible Inventory or alter or amend the Agent's criteria for determining compliance with such definitions of Eligible Accounts Receivable and/or Eligible Inventory if the effect thereof is to increase Availability; (b) except as otherwise required in this Financing Agreement, release any guaranty or Collateral in excess of $500,000 during any year, or (c) knowingly make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Company would exceed one hundred and ten percent (110%) of the maximum amount available under this Financing Agreement (the portion in excess of 100% of such maximum available amount shall be referred to herein as the "Agent Permitted Overadvances"), provided that the Agent shall not be entitled to continue to knowingly make such Agent Permitted Overadvances for a period in excess of ninety (90) days without the Lenders' consent, and provided further that the foregoing limitations shall not prohibit or restrict advances by the Agent to preserve and protect Collateral. Subject to the provisions of Section 12, Paragraph 12.2 and the provisions of this Paragraph 14.10 of Section 14 of this Financing Agreement, in all other respects the Agent is authorized by each of the Lenders to take such actions or fail to take such actions under this Financing Agreement if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders. Notwithstanding any provision to the contrary contained in this Financing Agreement (including the provisions of Section 12, Paragraph 12.2 and Section 14, Paragraph 14.10 hereof) the Agent is authorized to take such actions or fail to take such actions in connection with (a) the exercise of (i) any and all rights and remedies under this Financing Agreement (including but not limited to the exercise of rights and remedies under Section 10, Paragraph 10.2 of this Financing Agreement) and (ii) its discretion in (x) determining compliance with the eligibility requirements of Eligible Accounts Receivable and/or Eligible Inventory and establishing reserves against Availability in connection therewith and/or (y) the making of Agent Permitted Overadvances, and/or (b) the release of Collateral not to exceed $250,000 in the aggregate during any Fiscal Year, and/or (c) curing any ambiguity, defect or inconsistency in the terms of this Financing Agreement; provided that the Agent, in its reasonable discretion, deems such to be advisable and in the best interests of the Lenders. In the event the Agent terminates this Financing Agreement pursuant to the written instructions of the Required Lenders, the Agent will cease making any loans or advances upon the effective date of termination except for any loans or advances which the Agent deems, in its sole discretion, to be reasonably required to maintain, protect or realize upon the Collateral.

         14.11 DEEMED CONSENT BY LENDERS. In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within 10 days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon to the date of such purchase and any such Lender shall sell its share of Loans as aforesaid.

         14.12 [INTENTIONALLY OMITTED]

         14.13 PAYMENT SET ASIDE. If the Agent is required at any time to return to the Companies or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments


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

made by the Companies to the Agent as result of a bankruptcy or similar proceeding with respect to the Companies, any guarantor or any other person or entity or otherwise, then each Lender shall, on demand of the Agent, forthwith return to the Agent its ratable share of any such payments made to such Lender by the Agent, together with its ratable share of interest and/or penalties, if any, payable by the Lenders; this provision shall survive the termination of this Financing Agreement.

         14.14 CONFIDENTIALITY. The Agent and the Lenders will maintain the confidentiality of any Confidential Information received by them, in accordance with commercially reasonable procedures adopted by the Agent and the Lenders in good faith to protect confidential information of third parties delivered to them, provided that Agent or any such Lenders may disclose such information: (i) to their respective directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the Loans), (ii) to their respective financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this subsection 14.14,
(iii) to any applicable bank regulatory and auditor personnel, (iv) in connection with the examination of the Agent or such Lender by a governmental authority, (v) pursuant to subpeona or other legal process, or otherwise to comply with any applicable law, rule, regulation or order; (vi) to Agent's or a Lender's independent auditors; (vii) to any other Lender; (viii) in connection with any litigation to which the Agent or a Lender is a party; (ix) if an Event of Default has occurred and is continuing, to the extent the Agent may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Financing Agreement; and (x) in connection with efforts to further syndicate the Loans pursuant to subsection 7.14 hereof or otherwise sell assignments or participations of the Loans and commitments hereunder (so long as the recipient thereof has agreed to be bound by the provisions of this subsection 14.14). For the purposes of this subsection 14.14, "Confidential Information" means all financial projections and all other information delivered to the Agent or any Lender by or on behalf of the Companies or any Guarantor in connection with the transactions contemplated by or otherwise pursuant to this Financing Agreement that is proprietary in nature and that is clearly marked or labeled or otherwise adequately identified as being confidential information of the Companies or any Guarantor, provided that such term does not include information that (a) was publicly known or otherwise known to the Agent or the Lenders prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Agent or the Lenders or any person acting on their behalf, (c) otherwise becomes known to the Agent or the Lenders other than through disclosure by Parent, a Company or any Guarantor or (d) constitutes financial statements delivered pursuant to this Financing Agreement that are otherwise publicly available. Each Lender becoming a Lender subsequent to the initial execution and delivery of this Financing Agreement, by its execution and delivery of an Assignment and Transfer Agreement, will be deemed to have agreed to be bound by, and to be entitled to the benefits of, this Section 14.14.

         14.15 CAPTIONS AND HEADINGS. Captions and section headings are for convenience of reference only and shall not affect the meaning or interpretation of this Financing Agreement.

                    BALANCE OF PAGE INTENTIONALLY LEFT BLANK

                           - SIGNATURE PAGE FOLLOWS -

         IN WITNESS WHEREOF, the parties hereto have caused this Financing and Security Agreement to be effective, executed, accepted and delivered at Chicago, Illinois, by their proper and duly authorized officers as of the date set forth above.


BORROWERS:
----------

NEWPORT STEEL CORPORATION, a Kentucky corporation                KOPPEL STEEL CORPORATION, a Pennsylvania corporation

By:     /s/ Thomas J. Depenbrock                                 By:     /s/ Thomas J. Depenbrock
Title:  Treasurer                                                Title:  Treasurer


AGENT AND LENDERS:
------------------
                                                                 THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and a
                                                                 Lender

                                                                 By:     /s/ James Andricopulos
                                                                 Title:  Vice President

NS GROUP, INC., a Kentucky corporation,
solely with respect to subsections 6.8,
6.14 and 7.17 hereof


By:    /s/ Thomas J. Depenbrock
Its:   Treasurer

                                    EXHIBIT B
                                    ---------

                              REVOLVING CREDIT NOTE

                                                     Dated as of _________, 2002
$50,000,000

         FOR VALUE RECEIVED, the undersigned, NEWPORT STEEL CORPORATION, a Kentucky corporation with a principal place of business at 521 West Ninth Street, Newport, Kentucky 41071 (herein "Newport"), and KOPPEL STEEL CORPORATION, a Pennsylvania corporation with a principal place of business at Sixth and Mount, Koppel, Pennsylvania 16136 (herein "Koppel", and individually a "Company" and collectively, Newport and Koppel, the "Companies"), hereby, jointly and severally, absolutely and unconditionally promise to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CIT") with offices located at 10 S. LaSalle St., Chicago, IL 60603, and CIT as agent for the Lenders (the "Agent"), and any other party which now or hereafter becomes a lender hereunder pursuant to Section 13 hereof (individually a "Lender" and collectively the "Lenders"), in lawful money of the United States of America and in immediately available funds, the principal amount of Fifty Million Dollars ($50,000,000.00), or such other principal amount advanced pursuant to Section 3, subsection 3.1 and Section 5, subsection 5.1 of the Financing Agreement (as herein defined), such Revolving Loan advances shall be repaid on a daily basis as a result of the application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in Section 3. Subject to the terms of the Financing Agreement, the Revolving Loans may be borrowed, repaid and reborrowed by the Companies. A final balloon payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Note as shown on the books and records of the Agent shall be due and payable on the termination of the Financing Agreement, as set forth in Section 11 thereof.

         The Companies, jointly and severally, further absolutely and unconditionally promise to pay to the order of the Agent at said office, interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in
Section 8, of the Financing Agreement.

         If any payment on this Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.\

         This Note is one of the Promissory Notes referred to in the Financing and Security Agreement, dated as of the date hereof, as the same may be amended and restated and in effect from time to time, among the Companies, the Agent, and the Lenders thereto from time to time (the "Financing Agreement"), and is subject to, and entitled to, all of the terms, provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. All capitalized terms used herein shall have the meaning provided therefor in the Financing Agreement, unless otherwise defined herein.

         The date and amount of the advance(s) made hereunder may be recorded on the grid page or pages which are attached hereto and hereby made part of this Note or the separate ledgers maintained by the Agent. The aggregate unpaid principal amount of all advances made pursuant hereto may be set forth in the balance column on said grid page or such ledgers maintained by the Agent. All such advances, whether or not so recorded, shall be due as part of this Note.

         The Companies confirm that any amount received by or paid to the Agent in connection with the Financing Agreement and/or any balances standing to its credit on any of its or their accounts on the Agent's books under the Financing Agreement may in accordance with the terms of the Financing Agreement be applied in reduction of this Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Note unless the Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Note.

         Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

Attest:                                NEWPORT STEEL CORPORATION, a Kentucky
corporation

                                  By:
--------------------------           --------------------------
Secretary                         Title:


Attest:                                KOPPEL STEEL CORPORATION, a Pennsylvania
corporation

                                  By:
--------------------------           --------------------------
Secretary                         Title:

                                SCHEDULE TO GRID
                                ----------------

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